An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PART II - PRELIMINARY OFFERING CIRCULAR
(Amendment No. 2)

Dated September 06, 2016

PURSUANT TO REGULATION A

OF THE SECURITIES ACT OF 1933

HEMPTECH CORP.

10901 Roosevelt Blvd, Bldg. C, Suite 1000

Saint Petersburg, FL 33716

(727) 474-1810

www.hemptechcorp.com

$20,000,000

10,000,000 Shares of Common Stock at $2.00 per Share

Minimum Investment: 1,000 Shares ($2,000)

FORM 1-A: TIER 2

FOR SOPHISTICATED INVESTORS ONLY

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION, HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Price to public	Underwriting discount and commissions (1)	Proceeds to Company (2)	Proceeds to other persons

Per share	$2.00	(1)	$2.00	$0
Total (3):	$20,000,000	(1)	$20,000,000	$0

This offering will terminate on June 30, 2017, unless extended by us for up to an additional 180 days or terminated sooner by us in our discretion regardless of the amount of capital raised (the "Sales Termination Date"). There is no minimum capitalization required of us.

The Company is offering to sell to the public shares of the Company’s voting common stock, which we refer to as the “Shares.”

The Company is offering to sell up to a total of $20,000,000 worth of Shares in the Offering.

The Shares are being sold directly to the public through our website, www.hemptechcorp.com/invest. All of the money the Company raises from selling Shares will go directly to the Company.

_________________

(1)	The shares will be offered on a "best-efforts" basis by our officers, directors and employees, and may be offered through broker-dealers who are registered with the Financial Industry Regulatory Authority ("FINRA"), or through other independent referral sources. As of the date of this Offering Circular, we had entered into no selling agreements with any broker-dealer firms. We have entered into a Posting Agreement with a crowdfunding website, StartEngine.com, which has agreed to host our offering for consideration in the form of cash and warrants to purchase our common stock. Selling commissions may be paid to broker-dealers who are members of FINRA with respect to sales of shares made by them and compensation may be paid to consultants in connection with the offering of shares. We may also pay incentive compensation to registered broker-dealers in the form of common stock and warrants in us. We will indemnify participating broker-dealers and others with respect to disclosures made in the Offering Circular.

(2)	The estimated offering proceeds of $20,000,000 shown (assuming maximum offering conditions) are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finders fees, selling and other costs incurred in the offering of the shares. These offering costs estimated to be (not including FundAmerica Securities, LLC and Crowdfunding portal): Accounting or Audit Fees of $15,000.00, Legal Fees of $10,000.00 Promoters Fees of $745,000.00 and Blue Sky Compliance Fees of $5,000.00. We estimate a net proceed of $18,000,000 which reflects the offering costs and anticipated charges by Crowdfunding portal, and FundAmerica. See "USE OF PROCEEDS" and "PLAN OF DISTRIBUTION."

(3)	The shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum investment from a limited number of subscribers. "TERMS OF THE OFFERING."

THIS OFFERING CIRCULAR IS NOT KNOWN TO CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT, NOR TO OMIT MATERIAL FACTS WHICH IF OMITTED, WOULD MAKE THE STATEMENTS HEREIN MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN. HOWEVER, THIS IS A SUMMARY ONLY AND DOES NOT PURPORT TO BE COMPLETE. ACCORDINGLY, REFERENCE SHOULD BE MADE TO THE CERTIFICATION OF RIGHTS, PREFERENCES AND PRIVILEGES AND OTHER DOCUMENTS REFERRED TO HEREIN, COPIES OF WHICH ARE ATTACHED HERETO OR WILL BE SUPPLIED UPON REQUEST, FOR THE EXACT TERMS OF SUCH AGREEMENTS AND DOCUMENTS.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING HIS INVESTMENT.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

JURISDICTIONAL (NASAA) LEGENDS

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

ii

TABLE OF CONTENTS

SUMMARY OF RISK FACTORS	1

INVESTMENT SUMMARY	4

USE OF PROCEEDS	14

BUSINESS	15

RISK FACTORS	18

CAPITALIZATION	24

DILUTION	25

MANAGEMENT	25

PRINCIPAL SHAREHOLDERS	29

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	30

DESCRIPTION OF CAPITAL STOCK	31

ERISA CONSIDERATIONS	33

TERMS OF THE OFFERING	34

PLAN OF DISTRIBUTION	35

REPORTS TO SHAREHOLDERS	37

ADDITIONAL INFORMATION	37

FINANCIAL STATEMENTS OF THE COMPANY	38

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION	44

EXHIBITS	64

SUBSCRIPTION DOCUMENTS

iii

SUMMARY OF RISK FACTORS

Investing in our common shares is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 13 to read about the more significant risks you should consider before buying our common shares. These risks include the following:

Cautionary Statements

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to:

•	Our research and development of Cannabis related agricultural grow technology may not result in commercial products available for sale by us in the future.
•	Lack of market acceptance of our grow.droid and GrowComm products and services.
•	Inability to sell our grow.droid and GrowComm.
•	Heavy research and development expenditures by us, resulting in substantial operating deficits, especially in the early years of operation.
•	Intense competition, including entry of new competitors.
•	Falling demand for Cannabis for medical or recreational use.
•	Adverse federal, state, and local government regulation.
•	Failure of new markets for Cannabis to become legal and available.
•	Unexpected costs and operating deficits.
•	Lower sales and revenue than forecast.
•	Default on leases or other indebtedness.
•	Loss of suppliers and supply.
•	Price increases for capital, supplies and materials.
•	Inadequate capital and financing.
•	Failure to obtain customers, loss of customers and failure to obtain new customers.
•	The risk of litigation and administrative proceedings involving us or our employees.
•	Loss of or inability to obtain government licenses and permits.
•	Adverse publicity and news coverage.
•	Inability to carry out marketing and sales plans.
•	Loss of key executives.
•	Losses from theft that cannot be recovered.
•	Other specific risks that may be alluded to in this Offering Circular or in other reports issued by us or third party publishers.

Industry Related Risks

  The Cannabis industry is extremely speculative and its legality is uncertain. The possession, consumption, production and sale of Cannabis has historically been, and continues to be, illegal under federal law and in virtually all state and local jurisdictions, other than certain exceptions such as recent legalization in the States of Colorado, Washington, Oregon, Alaska and Washington D.C., and for medical purposes in certain states such as California. While management believes that legalization trends are favorable and create a compelling business opportunity for early movers, there is no assurance that those trends will continue and be realized, that existing limited markets will continue to be available or that any new markets for Cannabis will emerge for the Company. Our business plan is based on the premise that Cannabis legalization will expand, that consumer demand for Cannabis will continue to exceed supply for the foreseeable future, and that consumer demand for Cannabis for medical and recreational uses will grow as it becomes legal to possess and consume it. There is no assurance that this premise will prove to be correct or that we will be profitable in the future. There is no assurance that our grow technology for the Cannabis industry will be accepted by the medical and recreational growers in legal states in the foreseeable future. Investors in this Company may lose their investment in it.

Government Regulation. The Cannabis industry is subject to intense government regulation at the federal, state and local levels. Cannabis is still categorized as a Schedule 1 drug by the federal government. Consequently, the possession, use, consumption, production, transport and sale of Cannabis are illegal under federal law and in most state jurisdictions, except for four states (i.e. Colorado, Washington, Oregon, Alaska and Washington D.C.) There is no assurance that the government regulations and prohibitions applicable to the Cannabis industry in the United States will ease so that new and larger markets can become available to the Company in the future. In fact, there is no assurance that the current legalization trend will not reverse and restrict the legal market for Cannabis more in the future, adversely affecting the operating results, financial condition and business performance of the Company.

Financial Related Risks

    Financial projections included with this Offering Circular may prove to be inaccurate. Financial projections concerning our estimated operating results may be included with the Offering Circular. Any projections would be based on certain assumptions which could prove to be inaccurate and which would be subject to future conditions, which may be beyond our control, such as general industry conditions. We may experience unanticipated costs, or anticipated revenues may not materialize, resulting in lower operating results than forecasted. We cannot assure that the results illustrated in any financial projections will in fact be realized by us.

Our independent auditor's report from inception to the fiscal years ended March 31, 2016 and 2015 is qualified as to our ability to continue as a going concern. Due to the uncertainty of our ability to meet our current operating and capital expenses, in our audited annual financial statements as of and for the year ended March 31, 2016 and March 31, 2015, our independent auditors included a note to our financial statements regarding concerns about our ability to continue as a going concern. Recurring losses from operations raise substantial doubt about our ability to continue as a going concern. The presence of the going concern note to our financial statements may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the commercialization of our products and could make it challenging and difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

Controls and Procedures. As of March 31, 2016 and 2015, we carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Exchange Act Rule 13a-15. This evaluation was done under the supervision and with the participation of our management, including our President and Chief Financial Officer. Based on this evaluation of our disclosure controls and procedures (as defined in the Exchange Act Rule 13a-15e), our President and Chief Financial Officer have concluded that as of March 31, 2015 such disclosure controls and procedures were not effective.

Business Related Risks

We have a limited operating history and have yet to earn a profit because we have earned little revenue, which makes it difficult to accurately evaluate our business prospects. HempTech Corp is a development stage company is involved in product research, development, and testing, as well as establishing vendor relations and developing software to integrate the various mechanical components commonly used in grow houses. Now, having completed a scalable suite of products, specifically designed for the cannabis industry but equally applicable to other agricultural pursuits, the company has entered the start-up stage and is launching its business. We have yet to earn significant revenue. During its development stage, its sister companies and its holding company, FutureWorld Corporation, invested in and worked on the development and packaging of its various technologies, established trademarks and trade names, hired experienced key personnel, established their sales and marketing strategies, and attended to all other aspects associated with its development stage in preparation launching its business as a start-up. As a result, we will incur operating losses until we earn sufficient revenue from the sale of our products.

Our business plan is speculative. Our planned businesses are speculative and subject to numerous risks and uncertainties. The research and development of our grow related systems and technology including our environment controlled grow automation system may not succeed in creating any commercial products or revenue due to functional failure, lack of acceptance or demand from the marketplace, technological inefficiencies, competition, or for other reasons. The burden of government regulation on Cannabis industry participants, including growers, suppliers and consumers, is uncertain and difficult to quantify. There is no assurance that we will ever earn revenue or a profit.

There is no assurance that any of our research and development activities will result in any proprietary technology or commercial products. As discussed, we have developed new proprietary products and services for the Cannabis industry, including grow.droid and GrowComm, our advanced agricultural automation system. The development efforts for these products may fail to result in any more commercial technology, products or services, or any other proprietary or patentable technology. The products may not work, competitors may develop and sell superior products performing the same function, or industry participants may not accept or desire those products. We may not be able to protect our proprietary rights, if any, from infringement or theft by third parties. Government regulation may suppress or prevent marketing and sales of those products, even if they can be commercialized. We may have inadequate capital to successfully execute this aspect of our business plan.

 We may not be able to successfully compete against companies with substantially greater resources. The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

We cannot assure that we will earn a profit or that our products will be accepted by consumers. Our business is speculative and dependent upon acceptance of our grow technology and other potential branded and non-branded products by consumers and commercial Cannabis growers. Our operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of our products and the products of other manufacturers from which we supply or distribute commercial goods. We may not be allowed to advertise any of our Cannabis products or such advertising may be severely limited under applicable federal, state and local law. We cannot assure that we will be successful or earn any revenue or profit, or that investors will not lose their entire investment.

If we were to lose the services of our key personnel, we may not be able to execute our business strategy. Our success is substantially dependent on the performance of our executive officers and key employees. The loss of any of our officers or directors would have a material adverse impact on us. We will generally be dependent upon Sam Talari and John Verghese for the direction, management and daily supervision of our operations.

Shareholder Related Risks

 There is no minimum capitalization required in this offering. We cannot assure that all or a significant number of shares of common stock will be sold in this offering. Investors' subscription funds will be used by us as soon as they are received, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. Management has no obligation to purchase shares of common stock. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors in our common stock could lose their investment in us. Furthermore, investors who subscribe for shares in the earlier stages of the offering will assume a greater risk than investors who subscribe for shares later in the offering as subscriptions approach the maximum amount.

If we issue additional shares of our stock, shareholders may experience dilution in their ownership of us. We are authorized to issue up to 400,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. We have the right to raise additional capital or incur borrowings from third parties to finance our business. Our board of directors has the authority, without the consent of any of our stockholders, to cause us to issue more shares of our common stock and preferred stock. Consequently, shareholders may experience more dilution in their ownership of us in the future. Our board of directors and majority shareholders have the power to amend our certificate of incorporation in order to effect forward and reverse stock splits, recapitalizations, and similar transactions without the consent of our other shareholders. We may also issue net profits interests in HempTech. The issuance of additional shares of capital stock or net profits interests by us would dilute shareholders' ownership in us.

Our principal shareholders own voting control of HempTech. Our current officers, directors, founders and principal shareholders currently own 52,103,058 shares of our common stock or approximately 97.5% of the total issued and outstanding capital stock of the Company. Our principal shareholders will own approximately 75% of the outstanding votes assuming that 10,000,000 shares of common stock are issued pursuant to this offering. These shareholders are able to exercise significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all of our shareholders.

We cannot assure that our public trading market for our common stock will continue or be successful. At present, our common stock has a ticker symbol of HTCO, trading on OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD's automated quotation system, or NASDAQ Stock Market. Prices for securities traded solely on the Pink Sheets may be difficult to obtain and holders of common stock may be unable to resell their securities at, near their original price, or at any price. In any event, no shares could be sold under Rule 144 or otherwise until we become a current public reporting company with the Securities and Exchange Commission or otherwise are current in our business, financial and management information reporting, and applicable holding periods have been satisfied.

INVESTMENT SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular.

HempTech Corp.

HempTech Corp. ("HempTech", "we", "us", "our", or the "Company") is a Nevada corporation which was originally formed on November 17, 1997 as Hyperbaric Oxygenation Corp. Hyperbaric Oxygenation Corp. changed its name to Building Turbines, Inc. on January 4, 2011. There was no change of control in connection with the name change. On March 10, 2016, Building Turbines, Inc. changed its name to HempTech Corp. There was a change of control in connection with the name change.

HempTech Corp, a Nevada corporation, is a provider of advanced Controlled Environment Agriculture (CEA) with sophisticated automation and analytical tools for the cultivators of legal industrial hemp and cannabis. We design and engineer specialized products using advanced sensors, process control techniques, big data aggregation, analytics and security solutions so cannabis growers can easily and effectively control every aspect of their operation. Through HempTech technologies, virtually every component of the plants' vegetative growth matrix and flower harvest is automated, documented and available in visible format both in real time and historically. This simplifies operations and ensures that the baselines set by the master grower are adhered to by the cultivation staff.

The Intelligent Automation Technology engineered for agricultural operations featuring CognetiX Cultivation Automation & Analytic Software drives improvement in productivity, efficiency, quality and sustainability. This industrial grade advanced Controlled Environment Agriculture (CEA) with analytical technology software, is being made available to small and large size cultivators that are not yet available in the Cannabis market. HempTech's goal is to provide cost effective and efficient cultivation of indoor cannabis through intelligent technologies and process control platforms.

At the date of this offering, Five Hundred Million Common (400,000,000) Shares, $0.001 par value, authorized and One Hundred Million (100,000,000) Shares of the Company’s voting Preferred Stock, $0.001 par value, were authorized. HempTech is a technology company specialized to address the needs of cultivators of industrial hemp and legal medical marijuana. The company provides technology to allow growers to grow, securely collect, analyze and control all aspects of the grow cycle. Its principal offices are presently located at 10901 Roosevelt Blvd, Suite 1000c, St Petersburg, FL 33716. The Company’s telephone number is (727) 474-1816. The Officers of the Company are Sam Talari, Chairman & Acting CEO, John Verghese, Director & COO; Terry Gardner, VP Engineering & Operations.

Operations

HempTech provides a broad range of infrastructure products and services primarily to cannabis growers in states which have passed legislation authorizing this activity. Its products and services can be used in virtually all types of indoor agricultural grow industries. The company delivers either by direct sales to growers or by construction and lease to growers. HempTech is not directly involved in any aspect of cannabis production or distribution. The company has completed its development stage and is now a start-up company.

HempTech provides technology tools from automated controlled environment packages for smaller grow facilities to security and lighting for industrial-sized grows. We developed the integration of agriculture equipment and advanced software product, Cognetix™ Controlled Environment, using sensors and logic controllers and visualization software. We also offer products like Energy Optimization and Intelligent LED lighting tools for growers. Our consulting services, GrowComm, are available to anyone with any questions about growing cannabis. Products offered includes; SPIDer™, SmartSense™, CannaTrax™, CognetiX ™, SmartNergy™, and grow.droid line of products. The company’s intellectual assets are important and integral to the company’s ability to compete and produce operating profits.

CognetiX™ “A picture is worth a thousand words” and being able to visualize all the various aspects of a cultivation enterprise solves challenges before they become problems. CognetiX ™ is a dashboard controller system that allows the various computer systems to be integrated throughout a cultivator’s infrastructures. Using state-of–the-art API (application programming interface) connecting software packages, CognetiX ™ can allow all computer systems to be monitored with the ease of a smartphone application and the robust hardware of integrated servers or cloud-based apparatuses.

SPIDer- (Secure Perimeter Intrusion Detection Network) is a system to meet the needs of theft and malicious attacks. While the economy is seeing improvement, theft, site destruction, and malicious activity are still happening at an alarming rate and specifically within the legal Cannabis/Hemp industry. Looking forward we can expect no particular change in this phenomenon, due in large part, because of its specific draw. The SPIDer systems consist of three levels of detection to identify intruders and threats in areas that are restricted.

The first level utilizes an electronically charged coaxial cable woven into your chain link fencing. Excessive fence movement will set off an alarm through your network notification system that someone is attempting to enter your facility. This is a very cost effective means to secure your site to meet security requirements for your company. The second level consists of a visual intrusion monitoring system. It is a wireless, battery operated, and connected through the cellular network. It provides 24/7 monitoring and notification through the internet and email system. Once an intruder is identified an alarm is sent to the security team with a picture that allows you to identify if this is an authorized or unauthorized person. If it is an unauthorized person you can take the appropriate action.

The network system can quickly be deployed and moved to provide security coverage as needed. The third level is a multi-level detection and verification system that uses both level one and level two to rapidly identify a potential intruder and provide you information for an immediate decision. The combination of the two systems provides the additional barriers for quick action. Sometimes seconds are critical in preventing serious damage or theft at your site. The command center software provides intrusion notification to your network center and to individuals via email. For level two and three you receive a picture that enables you to make a more informed and quicker decision concerning your course of action.

The SPIDer solution addresses the potential threat facing the entire Cannabis/Hemp industry. With this system you are able to arm your security team with information that enables them to be proactive in addressing these costly activities. Compliance with state rules and regulations for the Cannabis/ Hemp industry is going to be essential. Though there are many security companies on the market, few are adapting themselves to the Cannabis industry.

SmartSense- is an advanced sensor and control product designed specifically for the agriculture industry. SmartSense provides advanced sensors and sensor networks for indoor grow facilities using hydroponics grow systems and outdoor soil based agriculture.

SmartNergy- is an advanced energy management and control product designed specifically for the indoor agriculture industry. SmartNergy manages and precisely controls the energy use and HVAC systems of the grow facility to optimize the environment while minimizing energy costs. The software’s predictive functionality also helps optimize energy use challenges proactively. We believe a cultivator’s huge electric bills can be scaled back when the entire grow is looked at as a complete and fully integrated operation.

GROWComm Solutions- is an engineering and professional services product group specifically developed to address the needs of the agriculture and cannabis grow industry. The group provides design, configuration and support to clients for solutions from enhancing an existing grow facility to managing the construction of a complete turn-key project.

The grow.droid line of products

The grow.droid - The grow.droid is a plug 'n play production environment with integration of agriculture equipment and the most advanced technologies available in automation and analytic software. The grow.droid platform gives a detailed analysis in real time and historical data views for profiling, operational management and peace of mind. Combining advances in Controlled Environment Agriculture (CEA) with sophisticated automation and analytical technology software for an intelligent platform accessible to all types of growers. Featuring CognetiX Cultivation Automation & Analytic Software, which drives improvement in productivity, efficiency, quality and sustainability. Currently there are two flavors of grow.droid. The starter version, the grow.droid I is a tent based system to grow about 16 plants, while grow.droid II is a container based system for growing up to 48 plants. Both systems have computerized control systems to track the plants from planting through harvest. Robust security is built-in to ensure the systems and plants are fully monitored and protected.

The grow.droid I

grow.droid™ I is an All-in-One system includes everything you need to grow up to 16 healthy plants.

•	Gorilla Indoor Grow Tent 10’ x 10’
•	Under Current Deep Water Culture Hydroponics grow module with all air and water pumps with system top-off reservoir and level sensors
•	Integrated process control computer loaded with custom management profiles
•	Intelligent industrial grade data network to control lights, motors, pumps, etc.
•	Industrial grade environmental, pH, EC, air and water temperature controllers and sensors
•	Integrated intelligent LED lighting
•	Computer controlled dosing of pH and nutrients
•	Hurricane System water chiller
•	CO2 injection system
•	Exhaust and recirculating fans with carbon filter and ducting
•	HD video camera
•	Display tablet pre-programmed with customized dashboard for remote grow monitoring
•	Instruction manuals for all components

The grow.droid II

grow.droid™ II is an All-in-One system includes everything you need to grow up to 46 healthy plants.

•	Insulated proprietary built container pods 8’ x 8’ x 40’
•	Clean room
•	Under Current Deep Water Culture Hydroponics grow module with all air and water pumps with system top-off reservoir and level sensors
•	Integrated process control computer loaded with custom management profiles
•	Intelligent industrial grade data network to control lights, motors, pumps, etc.
•	Industrial grade environmental, pH, EC, air and water temperature controllers and sensors
•	Integrated intelligent LED lighting
•	Computer controlled dosing of pH and nutrients
•	Hurricane System water chiller
•	CO2 injection system
•	Exhaust and recirculating fans with carbon filter and ducting
•	HD video camera
•	Display tablet pre-programmed with customized dashboard for remote grow monitoring
•	Instruction manuals for all components

On July 7, 2016, the Company shipped two grow.droid systems to Colorado and California. Systems will be used as demos for distributors in those territories. The grow.droid™ is a "micro-growery" IoT production environment designed to be "plug 'n play," all-inclusive and fully automated.

The grow.droid system comes with CognetiX™ Promo, an Environment Control Cabinet, with 10" HMI, Grow Tent, Hydroponics, R/O reservoir, exhaust and recirculating fans, Mithra Intelligent LED Lighting, CO2 regulation, automated nutrient dosing, pH regulation, Environmental Sensors, HVAC and/or water chiller, HD video camera, customized dashboard and mobile communication module. It also includes Assembly Instructions, Technical Support, and Warranty: Grow.droid Guarantee.

A brief History of HempTech Corp

1)       How did you decide to launch HempTech, and why now?

A.      Some of the current folks involved with HempTech were originally involved with another technology start up in the Smart Grid sector. We were developing a wireless card that would go inside a residential electric utility meter to provide two-way communications between the local electric company and the home. The software that we intended on using to manage the meters also had the ability, with minor modifications, to monitor, manage, and analyze data from a variety of sources. As we were completing development on the card, one of the founders uncovered an astounding market opportunity unfolding in the medical cannabis space. Through further research, we realized that a completely new market was taking birth and we wanted to be part of this new frontier. We knew we could put to use what we had worked on for a few years and develop what was missing. Although we realized there would be a learning curve, we could not let this opportunity slip by. Our combined decades of experience working for large Corporations as well as being serial entrepreneurs, we decided to move forward aggressively. We were confident of building products and services in a relatively short period based on the team’s knowledge and experience. As far as “why now”? We realized that these types of opportunities present themselves once in a lifetime, and if we miss the window, getting in to this field would prove to be tremendously challenging. Hence, the call to action to suspend what we were working on and launch into this field came sometime in the middle of 2014.

2)                   So how did you go about working on this?

A.                  We had to do a lot of research to understand the market, existing products, and how we could differentiate ourselves in this space. Colorado was just becoming recreational while many other States were going medical. Many growers began to surface and start growing legally while many others in the mainstream agricultural areas began to explore growing cannabis in either greenhouses or warehouses. While most of them were using traditional means of growing, hydroponics was gaining traction and the benefits of using LED lights to grow cannabis were slowly gaining recognition. We then decided to design a system using hydroponics, LED lights, sensors, chillers and HVAC. By incorporating a control system and modifying the application software we had previously worked with, we built a unique modular system that can monitor and manage indoor grows within a large warehouse. We developed methodologies to run analytics based on the archived data, do fault analysis, and build grow profiles to simplify the life of a grower. The platform we developed was robust and fully automated bringing in an “industrial grade” approach to growing cannabis, which largely relied on hobby grade systems.

3)                   How does your products and services differ from what is available in the market?

A.                  Our focus throughout has been on bringing industrial grade systems to the market to provide our customers the confidence of a well thought out system that requires very little up keep. While the grower’s focus will be to improve yields, the system takes over all the routine and mundane functionalities and keep the grower updated on the day-to-day operations. With a recipe or grow profile loaded, the system takes over and runs the various cycles from week 1 through week 11, which is typically the period until harvest. All alarms are logged and the system communicates to the grower if attention is required for any major or critical alarms. The system is intelligent enough to be proactive for any upcoming issues such as potential mold problems or possible pump failures. One of the biggest advantages of the system is the ability to log the data, and then learn what combination of ingredients will produce the best yield so that it is repeatable cycle after cycle. Different recipes for different strains can be saved and used when needed. This aspect is quite unique and one of the differentiators of HempTech products.

4)                   Tell me something about the grow.droid?

A.                  In the early days while we were designing the systems, the primary focus was on large grow systems. However, around the middle of 2015, one of the distributors based in California was quite impressed with what he saw in our core system architecture – the analytics engine, our CognitiX. He expressed an interest in our system, but wanted to know if we could provide the same system in a significantly smaller footprint – for about 10 to 15 plants. Our team went to work and after several iterations, grow.droid was born. The grow.droid 1 is an industrial grade, fully automated system that has the ability to grow 16 plants inside a 10’x10’ tent. This is an indoor system and comes fully equipped to begin growing with minimal effort. Through a HMI display, grower can monitor and manage the grow. In addition, through a web-based portal, the system is monitored from any smart device remotely. Grow.droid II is a container-based system, using modified shipping containers to grow around 48 plants. The system architecture is based on grow.droid 1, however the analytics engine and the management platform is significantly enhanced through the cloud-based software, similar to what’s being done in a large grow environment. The unique aspects of our overall design is that we have brought process control automation to an area dominated by hobby grade systems.

5)                   What are your sales and marketing plans? Do you have any orders or commitments?

A.                  As of today, we have agreements with a couple of distributors. Our West Coast Distributor oversees California, Washington State, and Oregon in as his territory. We also have a distributor specifically for Colorado. The respective distributors will address any sales opportunities in these areas. At this time, all other state opportunities will be handled by our home office based in Florida. We are looking to add distributors in the northeast and mid-west areas of the country in due course of time. Additionally, we have signed up for a nationwide marketing campaign that will be launching soon. Earlier this year, we signed a multi-year agreement for 1000 grow.droid IIs to be installed throughout several Indian Reservations in the United States and Canada. In addition to paying for the systems, the contract also provides HempTech to get a percentage of the revenue in perpetuity. The first batch of orders for this project is expected before the end of 3Q 2016.

6)                   How do you manage potential growth and what are your tactical and strategic plans?

A.                  We have identified opportunities and production is underway with some of our partners for the production of these systems. As orders come in, we will add resources to the core team in the technical, marketing, and customer services areas. The strength of the company is as good as the people within it. We are committed to becoming a “one-stop-shop” for our clients, helping them from inception to completion of a grow system regardless of the size. We also plan to leverage our sister companies: FutureLand, for real estate needs, CB Scientific, for testing of the cannabis products, and Biotica, for research on the cannabinoids. The long-term plan for

HempTech is to become the leading technology company to provide cost effective systems for growing any plant in any environment with the built-in intelligence to repeat the yield time after time.

Industry

CNBC says it could be "the next great American industry. “Oil, railroads, aviation, automobiles, finance and the personal computer," says financial journalist John Poltonowicz. "This new industry could join this list, as it is expected to be one of America's next great industries." News Mic, a New York-based online magazine, calls it simply, "The multi-billion dollar revolution that's sweeping across the USA." This revolutionary new industry is already growing faster than one of the biggest and most lucrative investment stories of the past 25 years; the rise of the multi-billion dollar "smartphone" market. "This industry is growing so quickly, there's no stopping it, “says Daniel Williams, an industry insider recently interviewed in the New York Times. Alan Valdes, Director of Trading for the New York Stock Exchange, calls it simply, “The start of an industry… a unique time in American history.” “This is the next gold rush,” says Tom Bollich, co-founder online social gaming giant Zynga, as quoted in Fortune magazine. "This is dramatically different than anything we've seen before,” says Steve DeAngelo, President of the investors' network, ArcView. "The reality on the ground now is you're seeing the birth of a whole new industry."

The industry these individuals are referring to is the hemp/cannabis industry. In 1986 California, voters legalized medical cannabis in their state. Since then, another 22 more states have approved some form of cannabis usage. Most are following California lead and legalizing the usage for medical conditions by very ill patients. However, Colorado and Washington State have legalized recreational use of cannabis. This has led to multiple many well-respected physicians and journalist to revisit the current prohibition of the cannabis plant. In February 2014, even president Obama signed into law a new Farm Bill that has authorized cultivation for industrial hemp (cannabis with low THC level – typically below .3%) for research. Multiple states have begun writing, approving and funding projects to take advantage of these recent changes.

Recreational Cannabis has recently been approved in Alaska & Oregon, taking the total to four States. There are several states, including Florida that will have ballot initiative for Medical Marijuana in 2016.

The cannabis industry includes a broad spectrum of companies. Some, such as growers and retailers, play a direct role in the production and sale of cannabis products. Others play an indirect role by providing land and buildings to house growing facilities. Others provide lighting systems, hydroponic and testing devices, testing and tracking systems, security systems and myriad other services. It is estimated that by 2020, the burgeoning cannabis industry will generate over $44 billion in revenue, taxes, and fees. Colorado alone has exceeded $300 million in revenue in 2014 and California has topped $1 billion in revenues.

Cannabis Market Growth and Current Trends

Since the HempTech launch, there have been a series of events that have help further shape the development of the cannabis industry:

·	On August 29, 2013, Deputy Attorney General James Cole issued a memo (the “Cole Memo”) in response to certain states passing measures to legalize the medical and adult-use of cannabis. The Cole Memo does not alter the Department of Justice's authority to enforce Federal law, including Federal laws relating to cannabis, regardless of state law, but does recommend that U.S. Attorneys focus their time and resources on certain priorities, rather than businesses legally operating under state law. These guidelines focus on ensuring that cannabis does not cross state lines, keeping dispensaries away from schools and public facilities, and strict-enforcement of state laws by regulatory agencies, among other priorities.

·	On January 1, 2014, the first sales of cannabis for adult-use permissible under state law took place in Colorado. This event resulted in significant media coverage for the industry. Since that time, three other states and the District of Columbia have made adult-use permissible under their state law and several states have ballot proposals pending at upcoming elections.

·

On February 14, 2014, the Departments of Justice and Treasury issued a joint memo allowing banks and financial institutions to accept deposits from dispensaries operating legally under state law. In most cases, dispensaries had been forced to operate on a cash basis, presenting significant security and accounting issues. This was a major step in legitimizing and accepting the cannabis industry on a national level. Further, the passing of the Rohrabacher Farr Amendment (defined below) in 2014 and 2015 indicates some level of support in Congress for medicinal cannabis, even if its actual effect is still undetermined.

Profitability analysis for the industry

According to Marijuana Business Daily, the vast majority of the companies in the cannabis industry are doing very well financially. This is despite the regulatory hurdles and other challenges that the industry runs into from time to time. Time to breakeven and/or profitability is rapid with 41% achieving it within 6 months and 67% by first anniversary.

Current States with Laws Permitting the Medical or Adult Use of Cannabis

As of July 19, 2016, 25 states and the District of Columbia have passed laws allowing some degree of medical use of cannabis, while four of those states and the District of Columbia have also legalized the adult-use of cannabis. The states, which have enacted such laws, are listed below:

State	Year Passed
1. Alaska*	1998
2. Arizona	2010
3. California	1996
4. Colorado*	2000
5. Connecticut	2012
6. District of Columbia*	2010
7. Delaware	2011
8. Hawaii	2000
9. Illinois	2013
10. Maine	1999
11. Maryland	2014
12. Massachusetts	2012
13. Michigan	2008
14. Minnesota	2014
15. Montana	2004
16. Nevada	2000
17. New Hampshire	2013
18. New Jersey	2010
19. New Mexico	2007
20. New York	2014
21. Pennsylvania	2016
22. Ohio	2016
23. Oregon*	1998
24. Rhode Island	2006
25. Vermont	2004
26. Washington*	1998

* State has enacted laws permitting the adult use of cannabis, in addition to medical use.

Public Support for Legalization Increasing

A Gallup poll conducted in October 2013 found that 58% of the American people supported legalizing the adult-use of cannabis, an increase of 22% from 2005. This is the first time in American history the majority of registered voters support the full legalization of cannabis for adult-use. Moreover, 67% of participants aged 35 and below voted in support of recreational adult-use, setting the trend for years to come.

A 2016 ArcView Market Research report predicts an additional 14 states will legalize the adult-use of cannabis and two states will legalize medical-use within the next five years. If public support for cannabis legalization continues to increase, we believe it is likely that Federal policies towards marijuana will be reformed. The combination of additional states legalizing adult-use under state law, expansion of medical-use provisions in states where it is currently permitted under state law and increased public awareness is projected to cause marijuana sales permitted under state law to grow from $1.43 billion in 2013 to $10.2 billion in 2018, according to ArcView Market Research.

Market Conditions that Could Limit Our Business

Cannabis is a Schedule I Controlled Substance under Federal law and, as such, there are several factors that could limit our market and our business. They include, but are not limited to:

·	The Federal government and many private employers prohibit drug use of any kind, including cannabis, even where it is permissible under state law. Random drug screenings and potential enforcement of these employment provisions significantly reduce the size of the potential cannabis market;

·	Enforcement of Federal law prohibiting cannabis occurs randomly and often without notice. This could scare many potential investors away from cannabis-related investments and makes it difficult to make accurate market predictions;

·	There is no guarantee that additional states will pass measures to legalize cannabis under state law. In many states, public support of legalization initiatives is within the margin of error of pass or fail. This is especially true when a supermajority is needed to pass measures, like in Florida, where a state constitutional amendment permitting medical cannabis has been proposed but requires 60% approval to pass. Changes in voters' attitudes and turnout have the potential to slow or stop the cannabis legalization movement and potentially reverse recent cannabis legalization victories;

·	There has been some resistance and negativity as a result of recent cannabis legalization at the state level, especially as it relates to drugged driving. The lack of clearly defined and enforced laws at the state level has the potential to sway public opinion against marijuana legalization; and

·	Even if the Federal government does not enforce the Federal law prohibiting cannabis, the legality of the state laws regarding the legalization of cannabis are being challenged through lawsuits. Oklahoma and Nebraska recently sued Colorado over the legalization of cannabis, and other lawsuits have been brought by private groups and local law enforcement officials. If these lawsuits are successful, state laws permitting cannabis sales may be overturned and significantly reduce the size of the potential cannabis market and affect our business.

Additional discussion of government regulations is available in the “Government Regulation” section below.

Government Regulation

Marijuana is a categorized as a Schedule I controlled substance by the Drug Enforcement Agency and the United States Department of Justice and is illegal to grow, possess and consume under Federal law. However, 25 states and the District of Columbia have passed state laws that permit doctors to prescribe cannabis for medical-use and four states and the District of Columbia have enacted laws that legalize the adult-use of cannabis for any reason. This has created an unpredictable business-environment for dispensaries and collectives that legally operate under certain state laws but in violation of Federal law.

Cole Memo

On August 29, 2013, United States Deputy Attorney General James Cole issued the Cole Memo to United States Attorneys guiding them to prioritize enforcement of Federal law away from the cannabis industry operating as permitted under certain state laws, so long as:

•	cannabis is not being distributed to minors and dispensaries are not located around schools and public buildings;

•	the proceeds from sales are not going to gangs, cartels or criminal enterprises;

•	cannabis grown in states where it is legal is not being diverted to other states;

•	cannabis-related businesses are not being used as a cover for sales of other illegal drugs or illegal activity;

•	there is not any violence or use of fire-arms in the cultivation and sale of marijuana;

•	there is strict enforcement of drugged-driving laws and adequate prevention of adverse health consequences; and

•	cannabis is not grown, used, or possessed on Federal properties.

The Cole Memo is meant only as a guide for United States Attorneys and does not alter in any way the Department of Justice’s authority to enforce Federal law, including Federal laws relating to cannabis, regardless of state law. We believe we have implemented procedures and policies to ensure we are operating in compliance with the "Cole Memo". However, we cannot provide assurance that our actions are in full compliance with the Cole Memo or any other laws or regulations.

Rohrabacher Farr Amendment

On December 16, 2014, H.R. 83 - Consolidated and Further Continuing Appropriations Act, 2015 was enacted and included a provision known as the “Rohrabacher Farr Amendment” which states:

None of the funds made available in this Act to the Department of Justice may be used, with respect to the States of Alabama, Alaska, Arizona, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Hawaii, Illinois, Iowa, Kentucky, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nevada, New Hampshire, New Jersey, New Mexico, Oregon, Rhode Island, South Carolina, Tennessee, Utah, Vermont, Washington, and Wisconsin, to prevent such States from implementing their own State laws that authorize the use, distribution, possession, or cultivation of medical marijuana.

The Rohrabacher Farr Amendment represents one of the first times in recent history that Congress has taken action indicating support of medical cannabis. The Rohrabacher Farr Amendment was renewed by Congress in 2015 and remains in effect currently.

The Rohrabacher Farr Amendment would appear to protect the right of the states to determine their own laws on medical cannabis use; however, the actual effects of the amendment are still unclear. The Rohrabacher Farr Amendment did not remove the federal ban on medical cannabis and cannabis remains regulated as a Schedule I controlled substance. Further, the United States Department of Justice has interpreted the Rohrabacher Farr Amendment as only preventing federal action that prevents states from creating and implementing cannabis laws — not against the individuals or businesses that actually carry out cannabis laws – and has continued to sporadically commence enforcement actions against individuals or businesses participating in the cannabis industry despite such participation being legal under state law. Whether this interpretation is appropriate is still being litigated, and, while an initial district court decision has not supported the Department of Justice’s interpretation, such decision is currently under appellate review. In addition, no matter what interpretation is adopted by the courts, there is no question that the Rohrabacher Farr Amendment does not protect any party not in full compliance with state medicinal cannabis laws.

Potential Changes to Federal Laws and Enforcement Priorities

Although the Department of Justice has stated in the Cole Memo that it is not an efficient use of limited resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state laws allowing the use and distribution of medical cannabis, there is no guarantee that the Department of Justice’s position will not change regarding the low-priority enforcement of federal laws. Further, the United States is undergoing an election year in 2016 and a new administration could introduce a less favorable cannabis enforcement policy. There can be no assurances that any future administration would not change the current enforcement policy and decide to strongly enforce the federal laws.

In light of the 2005 U.S. Supreme Court ruling in Gonzales v. Raich, under the commerce clause of the constitution, Congress may pass laws to criminalize the production and use of home-grown cannabis even where states have approved its use for medicinal purposes, which leads to the conclusion that the Controlled Substances Act may preempt state laws relating to any cannabis-related activity. Any such change in the federal enforcement program of current federal laws could cause significant financial damage to our business. While we do not directly harvest, distribute, or distribute cannabis today, we still may be deemed to be violating federal law and may be irreparably harmed by a change in enforcement by the federal or state governments.

Total Addressable Market

Our target market are cultivation sites, dispensaries, recreational stores and collectives. We enable medium to large growers to expand footprint rapidly without an added traditional expansion cost through our container size grow.droid II. For small growers and collectives, we offer grow.droid I, a fully automated all-inclusive “plug ‘n play” grow platform.

Based on Marijuana Business Media, there are currently more than 2,200 dispensaries, 500 recreational stores and close to 2,200 cultivation sites. As more states come online and become legal medical cannabis state, the number of these establishments will increase exponentially. In California alone, Observers agree, there are an estimated ranging from 500-1,000 cultivation sites.

Business Opportunities

We have Distributor agreements in California, Oregon, Washington State and Colorado to sell our line of grow.droids in those States.

On May 16, 2016, We have signed an exclusive MVA (Master Vendor Agreement) with Tinkerer's Obsession Labs (TOL) to be an exclusive provider of containerized grow systems (grow.droid II) for TOL in the following jurisdictions: Alaska, Continental United States and First Nations in Canada. TOL agrees to purchase from HempTech a minimum of 1000 "grow.droid II" systems between 2016 and 2022, primarily to satisfy the growing needs of the people of the Indian Reservations. HempTech has designed distinct and uniquely customized containerized grow systems or grow pods under the brand "grow.droid II" for harsh climates such Canada and Alaska. The grow.droid II includes all growing/drying/curing equipment with cutting edge CognetiX; controlled environment software platform providing full integration and automation of the grow operation including big data analytics. HempTech is expecting to begin shipping the first batch of grow pods "grow.droid II" by mid-2016. Copy of the agreement attached as exhibit 6.2.

On July 7, 2016, the Company shipped two grow.droid systems to Colorado and California. Systems will be used as demos for distributors in those territories. The grow.droid™ is a "micro-growery" IoT production environment designed to be "plug 'n play," all-inclusive and fully automated.

The grow.droid system comes with CognetiX™ Promo, an Environment Control Cabinet, with 10" HMI, Grow Tent, Hydroponics, R/O reservoir, exhaust and recirculating fans, Mithra Intelligent LED Lighting, CO2 regulation, automated nutrient dosing, pH regulation, Environmental Sensors, HVAC and/or water chiller, HD video camera, customized dashboard and mobile communication module. It also includes Assembly Instructions, Technical Support, and Warranty: Grow.droid Guarantee.

Investment Analysis

Management believes that we have strong economic prospects by virtue of the following dynamics of the industry and us:

1.	Management believes that the trends for growth in the Cannabis industry are favorable as regulatory restraints on production, distribution and consumption are expected to continue to ease.

2.	The demand for Cannabis is expected to soar within the legal States hence increasing the number of cultivators within those States, creating an opportunity for the Company to supply technology for the cultivators and growers.

3.	Management believes that early entry into the agricultural and supply segments of the Cannabis industry at this time can be profitable currently, and will position the Company for more profitable operations when anticipated legal and regulatory changes create new market opportunities.

4.	As indicated in the States of Colorado, Washington, Oregon, Alaska and Washington, D.C. where Cannabis was recently legalized for recreational and medical use, management believes that the demand for Cannabis currently exceeds and will continue to exceed the supply in the foreseeable future, creating the potential for robust profit margins for regulated growers and suppliers, especially for those that establish themselves in the industry now in its early stages.

There is no assurance that we will be profitable, or that the industry's favorable dynamics will not be outweighed in the future by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors before investing in the shares. Commerce in the Cannabis industry is extremely competitive, inherently speculative and highly regulated where permitted, and remains illegal in most jurisdictions. See "RISK FACTORS."

Our executive offices are located at 10901 Roosevelt Blvd, bldg. C, Suite 1000, Saint Petersburg, FL 33716 and our telephone number is (727) 474-1810. Our website address is www.hemptechcorp.com and our e-mail address is info@hemptechcorp.com.

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SECURITIES BEING OFFERED

The Shares being offered in this Offering are shares of the Company’s voting common stock.

If all the Shares being offered in the Offering are sold, by the Company, the voting common stock of the Company will be owned as follows:

Common Stock offered by us	10,000,000 shares

Common Stock outstanding (1)	52,103,058 shares

Common Stock to be outstanding after the offering (2)	62,103,058 shares

_______________

(1)	Includes 39,514,787 shares of common stock owned by Talari Industries LLC, controlled by Sam Talari, our Chairman and Chief Executive Officer, 1,781,761shares owned by John Graham, 6,450,095 shares owned by FutureWorld Corp, and a total of 45,764,882 shares owned by directors, officers and key consultants of the Company.

(2)	The total number of shares of our common stock outstanding assumes that the maximum number of shares of our common stock sold in this offering.

SALE AND DISTRIBUTION OF SECURITIES

Term of Offering

The Offering will begin as soon as our registration statement is “qualified” by the SEC. It will end upon the earlier of (1) the date we have sold $20,000,000 of Shares in this Offering, or (2) June 30, 2017 (unless we decide to terminate the Offering earlier).

Size of Offering

The Company is offering to sell to the public up to 10,000,000 Shares of the Company’s voting common stock for consideration totaling $20,000,000 taken together. If all of these Shares are sold, the Company would sell 10,000,000 Shares for $20,000,000.

No Minimum Offering Amount

We have not established any “minimum” amount to be raised through this Offering. We will accept and deploy all the money we raise, no matter how little.

Manner of Distribution

We are not using an underwriter or broker to sell the Shares, and we do not expect paying any commissions to anyone for selling the Shares. We are selling the Shares only through our Platform located at our Site and StarEngine.com. We reserve the right to reject any subscription to purchase Shares in this offering in whole or in part and for any reason (or no reason). If we reject your subscription, we will return all your money without interest or deduction.

Advertising

After the Offering Statement has been “qualified” by the SEC, we intend to advertise at the Site and through other means, including public advertisements and audio-visual materials, in each case only as we authorize. All of these advertising materials will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Shares, and none will include information that is not in this Offering Circular. However, our advertising materials will not give a complete understanding of this Offering, the Company, or the Shares, and should not be considered as a substitute for, or even as part of, this Offering Statement. The Offering is made only by means of this Offering Statement.

HOW TO INVEST

To buy our Shares, go to our Site at www.hemptechcorp.com/invest and follow the instructions. We will ask for certain information about you, including:

·Your name and address

·Your social security number (for tax reporting purposes)

·Whether you are an “accredited investor”

·If you not an accredited investor, your income and net worth

We will also ask you to sign our Investment Agreement, a copy of which is attached as Exhibit 1A-6E.

The minimum investment is 1,000 shares or $2,000. You will pay for your Shares using one of the options described on the Site.

The information you submit, including your signed Investment Agreement, is called your “subscription.” We will review your subscription and decide whether to accept it. We have the right to accept or reject subscriptions in our sole discretion, for any reason or for no reason.

When you invest, your money will be held in an escrow account with a third party until we review your subscription and decide whether to accept it. When and if we have confirmed that your subscription is complete and decided to accept your subscription, we will release your money from the escrow account to the Company at a time we select. If we decide not to accept your subscription, we will return your money to you.

Once we have accepted your subscription, we will notify you by email and the investment process will be complete. We will also notify you by email if we do not accept your subscription, although we might not explain why. We will issue you a paper certificate representing your Shares processed by our Transfer Agent; Island Transfer.

USE OF PROCEEDS

The maximum gross proceeds from the sale of the shares of our common stock are $20,000,000. The net proceeds from the offering are expected to be approximately $20,000,000, after the payment of offering costs including printing, mailing, legal and accounting costs, and potential selling commissions and consulting fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management. The net proceeds from the placement of the shares will be used to provide capital for us to manage our recent contract to supply up to 1,000 grow-droid grow tents to American Indians, increase capacity of our manufacturing and production facility, retaining electrical and mechanical engineers, for sales and marketing human resources, equipment and for general working capital purposes.

HempTech Corp. is planning to utilize the estimated net proceeds of approximately $20,000,000 in the following manner throughout Fiscal 2016 and Fiscal 2017 (i.e., calendar years 2016 and 2017), in the following order of priority:

(1)	Build an excellent team: It is imperative that to be successful an innovative and productive team across the board need to be built. Over the next two years, it is critical that high-level staff needs to be added in sales and marketing, customer support IT and R&D. A Network Operating Center (NOC) needs to be built in 2017 and staffed on a 7x24 basis to provide complete remote support to the growers and operators of the grow facilities spread across the US. Our projected expenditure through the addition of staff and buildout of the NOC is around $5MM through 2017.

(2)	Capital requirement to service the MVA: In March 2016, we signed an agreement with a consulting company in New York to be the exclusive provider of our grow.droid II (container-based grow facility) for the Indian Reservations in the continental US, Alaska and Greater Canada. The multi-year agreement for 1000 units requires HempTech to fund the purchase and installation of the grow.droids until first harvest. Although HempTech will be fully compensated from the first money, it is imperative that the company maintain sufficient capital to service the contract. Assuming that later orders can be funded through organic growth, we are expecting that funds of around $6.5 MM be reserved for procuring and implementing the first 100 units.

(3)	Colorado Plan: In 2014, one of HempTech’s sister company acquired 240 acres of land in Pueblo, Colorado with the purpose of leasing it out to growers holding a license. As leases finalized, HempTech will be the preferred provider of complete services from consulting to building and equipping grow facilities. HempTech is also evaluating the opportunity of providing multiple container-based, self-contained grow systems (grow.droid II) for license holders. Funding required for grow.droid II between mid-2016 and end 2017 is about $1MM.

(4)	Expansion of the team: Over the next year, based on projections, HempTech is expected to add significant resources to the team in several areas. On a conservative note, 16 new members expected to be added. In addition, a fully equipped laboratory with all the required hardware and software is planned to ensure new products and fully tested in-house before it is deployed in the field. Total expected cost over 2 years is around $2MM.

(5)	Reserve for potential Acquisition/Merger: While a lot of organic growth is expected, to grow the company rapidly and become the leader, it will be necessary to collaborate with a whole host of ancillary suppliers in addition for selective merger or acquisition in part or whole of similar companies in this space. These acquisition/mergers will be done through a combination of common stock and cash. We are reserving $2MM towards this endeavor. Potential targets are lighting companies, sensor manufacturers and niche companies providing chiller/ac units.

(6)	General and administrative costs, including management compensation. As HempTech grows, we will at some point need our satellite offices in all legal states for our sales force and support components such as more employees and equipment. We anticipate that in the second half of 2016 our management team (our CEO, President, CFO, and COO) will begin taking moderate salaries (as it has been deferred up to this point), and we will hire personnel such as marketing, sales, engineers, software developer, hardware developers, administrative assistants and clerical staff. The salary component including benefits, along with general and administrative costs, is anticipated to be approximately $1.0 million in 2016. To the extent less offering proceeds than expected are available, this category will be reduced and allocated less funds.

(7)	Legal compliance costs. This category includes attorneys, accountants, annual filing fees, and exchange related fees. They are anticipated to be approximately $250,000 in 2016 and $500,000 in 2017.

(8)	General working capital. Our working capital requirements will vary depending on the rate of growth that HempTech experiences. We anticipate that our allocation of net proceeds for general working capital to be approximately $2.0 million throughout 2016 and 2017, subject to the availability of funds.

These are our best estimates of our financial requirements and plans for fiscal years 2016 and 2017. The balance of our current fiscal year (ending on March 31, 2016) funding requirements will be through our cash on hand plus capital raised under our current private placement pursuant to Regulation D, Rule 506(c), which will cease once this offering commences.

We may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate. We cannot assure that the capital budget will be sufficient to satisfy our operational needs, or that we will have sufficient capital to fund our business. See "BUSINESS" and "RISK FACTORS."

BUSINESS

Plan of Operation

HempTech Corp. is a Nevada corporation formed in March 1, 2014 provides a broad range of infrastructure products and services primarily to cannabis growers in states that have passed legislation authorizing this activity. Its products and services can be used in virtually all types of indoor agricultural grow industries. HempTech designs and engineer specialized products using advanced sensors, process control techniques, big data aggregation, analytics and security solutions so cannabis growers can easily and effectively control every aspect of their operation. Through HempTech technologies, virtually every component of the plants' vegetative growth matrix and flower harvest is automated, documented and available in visible format both in real time and historically. This simplifies operations and ensures that the cultivation staff adhere to the baselines set by the master grower.

HempTech's mission is to establish a reputation in the cannabis industry as a one-stop-shop that provides all the infrastructure elements required by growers in a manner that is fully integrated, state-of-the-art, and secure. Products include the SPIDer™ (Secure Perimeter Intrusion Detection), SmartSense™, SmartEnergy, and analytics dashboard CognetiX™ through which HempTech Corp. provides growers unparalleled data analysis capabilities to Know what they grow. HempTech is not directly involved in any aspect of cannabis production or distribution. The company has completed its development stage and is now a start-up company.

The company owns certain software, proprietary systems, provisional patents, and various copyrights, trademarks and trade secrets. Trademarks are used to distinguish its products in the marketplace. These include SPIDer™, SmartSense™, CannaTrax™, CognetiX ™, and SmartNergy™. The company’s intellectual assets are important and integral to the company’s ability to compete and produce operating profits.

CognetiX™ “A picture is worth a thousand words” and being able to visualize all the various aspects of a cultivation enterprise solves challenges before they become problems. CognetiX ™ is a dashboard controller system that allows the various computer systems to be integrated throughout a cultivator’s infrastructures. Using state-of–the-art API (application programming interface) connecting software packages, CognetiX ™ can allow all computer systems to be monitored with the ease of a smartphone application and the robust hardware of integrated servers or cloud-based apparatuses.

SPIDer- (Secure Perimeter Intrusion Detection Network) is a system to meet the needs of theft and malicious attacks. While the economy is seeing improvement, theft, site destruction, and malicious activity are still happening at an alarming rate and specifically within the legal Cannabis/Hemp industry. Looking forward we can expect no particular change in this phenomenon, due in large part, because of its specific draw. The SPIDer systems consist of three levels of detection to identify intruders and threats in areas that are restricted.

The first level utilizes an electronically charged coaxial cable woven into your chain link fencing. Excessive fence movement will set off an alarm through your network notification system that someone is attempting to enter your facility. This is a very cost effective means to secure your site to meet security requirements for your company. The second level consists of a visual intrusion monitoring system. It is a wireless, battery operated, and connected through the cellular network. It provides 24/7 monitoring and notification through the internet and email system. Once an intruder identified, an alarm is sent to the security team with a picture that allows you to identify if this is an authorized or unauthorized person. If it is an unauthorized person, you can take the appropriate action.

The network system can be quickly deployed to provide security coverage as needed. The third level is a multi-level detection and verification system that uses both level one and level two to rapidly identify a potential intruder and provide you information for an immediate decision. The combination of the two systems provides the additional barriers for quick action. Sometimes seconds are critical in preventing serious damage or theft at your site. The command center software provides intrusion notification to your network center and to individuals via email. For level two and three you receive a picture that enables you to make a more informed and quicker decision concerning your course of action.

The SPIDer solution addresses the potential threat facing the entire Cannabis/Hemp industry. With this system, you are able to arm your security team with information that enables them to be proactive in addressing these costly activities. Compliance with state rules and regulations for the Cannabis/ Hemp industry is going to be essential. Though there are many security companies on the market, few are adapting themselves to the Cannabis industry.

SmartSense- is an advanced sensor and control product designed specifically for the agriculture industry. SmartSense provides advanced sensors and sensor networks for indoor grow facilities using hydroponics grow systems and outdoor soil based agriculture.

SmartNergy- is an advanced energy management and control product designed specifically for the indoor agriculture industry. SmartNergy manages and precisely controls the energy use and HVAC systems of the grow facility to optimize the environment while minimizing energy costs. The software’s predictive functionality also helps optimize energy use challenges proactively. We believe a cultivator’s huge electric bills can be scaled back when the entire grow is looked at as a complete and fully integrated operation.

GROWComm Solutions- is an engineering and professional services product group specifically developed to address the needs of the agriculture and cannabis grow industry. The group provides design, configuration and support to clients for solutions from enhancing an existing grow facility to managing the construction of a complete turn-key project.

The grow.droid line of products

The grow.droid - The grow.droid is a plug 'n play production environment with integration of agriculture equipment and the most advanced technologies available in automation and analytic software. The grow.droid platform gives a detailed analysis in real time and historical data views for profiling, operational management and peace of mind. Combining advances in Controlled Environment Agriculture (CEA) with sophisticated automation and analytical technology software for an intelligent platform accessible to all types of growers. Featuring CognetiX Cultivation Automation & Analytic Software, which drives improvement in productivity, efficiency, quality and sustainability. Currently there are two flavors of grow.droids. The starter version, the grow.droid I is a tent based system to grow about 16 plants, while grow.droid II is a container based system for growing up to 48 plants. Both systems have computerized control systems to track the plants from planting through harvest. Robust security is built-in to ensure the systems and plants are fully monitored and protected.

The grow.droid I

grow.droid™ I is an All-in-One system includes everything you need to grow up to 16 healthy plants.

•	Gorilla Indoor Grow Tent 10’ x 10’

•	Under Current Deep Water Culture Hydroponics grow module with all air and water pumps with system top-off reservoir and level sensors
•	Integrated process control computer loaded with custom management profiles
•	Intelligent industrial grade data network to control lights, motors, pumps, etc.
•	Industrial grade environmental, pH, EC, air and water temperature controllers and sensors
•	Integrated intelligent LED lighting
•	Computer controlled dosing of pH and nutrients
•	Hurricane System water chiller
•	CO2 injection system
•	Exhaust and recirculating fans with carbon filter and ducting
•	HD video camera
•	Display tablet pre-programmed with customized dashboard for remote grow monitoring
•	Instruction manuals for all components

The grow.droid II

grow.droid™ II is an All-in-One system includes everything you need to grow up to 46 healthy plants.

•	Insulated proprietary built container pods 8’ x 8’ x 40’
•	Clean room
•	Under Current Deep Water Culture Hydroponics grow module with all air and water pumps with system top-off reservoir and level sensors
•	Integrated process control computer loaded with custom management profiles
•	Intelligent industrial grade data network to control lights, motors, pumps, etc.
•	Industrial grade environmental, pH, EC, air and water temperature controllers and sensors
•	Integrated intelligent LED lighting
•	Computer controlled dosing of pH and nutrients
•	Hurricane System water chiller
•	CO2 injection system
•	Exhaust and recirculating fans with carbon filter and ducting
•	HD video camera
•	Display tablet pre-programmed with customized dashboard for remote grow monitoring
•	Instruction manuals for all components

Competition

Management believes that HempTech Corp’s entire product line are demographically well positioned, top quality and unique in nature for growers of all size. The expertise of Management combined with the innovative nature of its marketing approach, set the Company apart from its competitors. However, there is the possibility that new competitors could seize upon HempTech’s business models and produce competing products or services with similar focus. Likewise, these new competitors could be better capitalized than HempTech, which could give them a significant advantage. There is the possibility that the competitors could capture significant market share of HempTech’s intended market. Management believes we can compete effectively but we cannot assure that competition will not impair the maintenance and growth of our planned businesses.

Government Regulation

The Cannabis industry is subject to intense government regulation at the federal, state and local levels. Cannabis is still categorized as a Schedule 1 drug by the federal government. Consequently, the possession, use, consumption, production, transport and sale of Cannabis are illegal under federal law and in most state jurisdictions, except for four states (i.e. Colorado, Washington, Oregon, Alaska and Washington D.C.) where Cannabis has been legalized for medicinal and recreational purposes, subject to government oversight, licensing and taxing authority, and several other states where Cannabis for medical purposes is permitted, again subject to government regulation. In California, Cannabis for medical use is legal but the establishment of dispensaries is tightly controlled and limited at the local level. Doctor prescriptions are required, resale of medical Cannabis is prohibited, and resale for consumption of Cannabis for recreational use is also prohibited. Commercial growing of Cannabis is prohibited under federal and most state laws, and transport of Cannabis across state lines or international borders is not allowed. Commercial growing of medical Cannabis in California for distribution to licensed dispensaries is permitted provided the grower obtains the proper permits from the appropriate California state agencies and complies with all of the volume and other restrictions and limitations of such permits. There is no assurance that the government regulations and prohibitions applicable to the Cannabis industry in the United States will ease so that new and larger markets can become available to the Company in the future. In fact, there is no assurance that the current legalization trend will not reverse and restrict the legal market for Cannabis more in the future, adversely affecting the operating results, financial condition and business performance of the Company.

The Company will also be subject to other government regulations in the conduct of its business which tend to increase costs and potentially have a material adverse impact on the Company's operating results, financial condition and business performance, including but not limited to (1) employment laws generally applicable to all businesses, including laws covering wages, working conditions, health, safety, working hours and similar matters, (2) laws designed to protect the environment, including those applicable to farming operations, (3) laws enforced by the Federal Trade Commission (FTC) and equivalent state agencies governing advertising and representations made by businesses, (4) laws enforced by the Federal Food & Drug Administration (FDA) which govern safety and claims made with respect to food and other products consumed by the public, and (5) laws enforced by the Drug Enforcement Agency (DEA) relating to possession, consumption, production, transport and sale of controlled substances such as Cannabis. Compliance with laws, rules and regulations applicable to conducting commerce on the Internet is also a challenge for the Company. See "RISK FACTORS - Our business is subject to various government regulations."

Employees

As of April 4, 2016, we had 5 full-time employees, two of whom are executive officers of HempTech, and three part-time employees. We plan to actively hire employees at such time as the Company has sufficient capital or financing to fund the expanded launch of its business plan.

Property

We currently sublease approximately 12,500 square feet of office space at 10901 Roosevelt Blvd, bldg. C, Suite 1000, Saint Petersburg, FL 33716, at $2,000 per month on a three-year lease from our affiliate, FutureWorld Corp. We also occupy a 600 square foot office space in Denver Colorado at $100 per month on a month-to-month term.

RISK FACTORS

The purchase of shares of our common stock involves substantial risks. Each prospective investor should carefully consider the following risk factors, in addition to any other risks associated with this investment, and should consult with his own legal and financial advisors.

Cautionary Statements

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance of our grow.droid and GrowComm products, inability to manufacture enough products to meet demand, inability to hire qualified engineers, unrecoverable losses from theft, intense competition, including entry of new competitors, falling demand for Cannabis for medical or recreational use, adverse federal, state, and local government regulation, failure of new markets for Cannabis to become legal and available, contraction of the market for medical Cannabis in California, including the closing of medical Cannabis dispensaries due to government order, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving us or our employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of our operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be alluded to in this Offering Circular or in other reports issued us or third party publishers.

Risks Relating to Business

We have a limited operating history, which makes it difficult to accurately evaluate our business prospects. We were formed in March 2014 to engage in the business of providing a broad range of infrastructure products and services primarily to cannabis growers in states which have passed legislation authorizing this activity. Its products and services can be used in virtually all types of indoor agricultural grow industries. HempTech designs and engineer specialized products using advanced sensors, process control techniques, big data aggregation, analytics and security solutions so cannabis growers can easily and effectively control every aspect of their operation. Through HempTech technologies, virtually every component of the plants' vegetative growth matrix and flower harvest is automated, documented and available in visible format both in real time and historically. This simplifies operations and ensures that the baselines set by the master grower are adhered to by the cultivation staff. To date, we have built our final design of our grow.droid product lines and GrowComm consulting services which includes the offering of our other products and services as a turnkey solution. We cannot assure at this time that we will be able to continue our planned operations, that we will operate profitably, or that we will have adequate working capital to conduct our business. We believe that our success will depend in large part on government policy, the public's acceptance of our products and our ability to sell our grow-droid and GrowComm and other branded and non-branded products. We intend to invest heavily in developing and marketing our products, including building and providing content for our websites, researching and developing new grow technologies, promoting and marketing our websites, products and services, and analyzing the market for our planned products. As a result, we will incur operating losses until we earn sufficient revenue from the sale of our products.

Customer complaints regarding our products and services could hurt our business. From time to time, we may receive complaints from customers regarding the quality of goods purchased from us. We may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against us if no reimbursement is made. We may become subject to product liability lawsuits from customers alleging injury because of a purported defect in our products or services, claiming substantial damages and demanding payments from us. We are in the chain of title when we supply or distribute products, and therefore are subject to the risk of being held legally responsible for them. These claims may not be covered by our insurance policies. Any resulting litigation could be costly for us, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on our business, results of operations, and financial condition. Any negative publicity generated because of customer frustration with our products or services, or with our websites, could damage our reputation and diminish the value of our brand name, which could have a material adverse effect on our business, results of operations, and financial condition.

The Cannabis industry is extremely speculative and its legality is uncertain. The possession, consumption, production and sale of Cannabis has historically been, and continues to be, illegal under federal law and in virtually all state and local jurisdictions, other than certain exceptions such as recent legalization in the States of Colorado, Washington, Oregon, Alaska and Washington D.C., and for medical purposes in certain states such as California. While management believes that legalization trends are favorable and create a compelling business opportunity for early movers, there is no assurance that those trends will continue and be realized, that existing limited markets will continue to be available or that any new markets for Cannabis and related products will emerge for the Company. Our business plan is based on the premise that Cannabis legalization will expand, that consumer demand for Cannabis will continue to exceed supply for the foreseeable future, and that consumer demand for Cannabis for medical and recreational uses will grow as it becomes legal to possess and consume it. There is no assurance that this premise will prove to be correct or that we will be profitable in the future.

Our business plan is speculative. Our planned businesses are speculative and subject to numerous risks and uncertainties. The research and development of our new products and proposed products, including those, if any, resulting from the identification of markets for our grow related technologies may not succeed in creating any commercial products or revenue due to functional failure, lack of acceptance or demand from the marketplace, technological inefficiencies, competition or for other reasons. The further legalization of Cannabis in the States, or at the federal level, is not assured. The future demand for Cannabis for medical or recreational use is unknown, even if favorable legislation progresses hence it may hamper the growth of the cannabis grows and green houses. The burden of government regulation on Cannabis industry participants, including growers, suppliers and consumers, is difficult to quantify. There is no assurance that we will earn revenue or a profit.

There is no assurance that any of our research and development activities will result in any proprietary technology or commercial products. As discussed, we plan to develop new proprietary products and services for the Cannabis industry, including grow related technologies and automations. The development efforts for these products may fail to result in any commercial technology, products or services, or any proprietary or patentable technology. The products may not work, competitors may develop and sell superior products performing the same function, or industry participants may not accept or desire those products. We may not be able to protect our proprietary rights, if any, from infringement or theft by third parties. Government regulation may suppress or prevent marketing and sales of those products, even if they can be commercialized. We may have inadequate capital to successfully execute this aspect of our business plan.

Financial projections which may be included with this Offering Circular may prove to be inaccurate. Financial projections concerning our estimated operating results may be included with the Offering Circular. Any projections would be based on certain assumptions which could prove to be inaccurate and which would be subject to future conditions, which may be beyond our control, such as general industry conditions. We may experience unanticipated costs, or anticipated revenues may not materialize, resulting in lower operating results than forecasted. We cannot assure that the results illustrated in any financial projections will in fact be realized by us. Any financial projections would be prepared by our management and would not be examined or compiled by independent certified public accountants. Counsel to us has had no participation in the preparation or review of any financial projections prepared by us. Accordingly, neither the independent certified public accountants nor our counsel would be able to provide any level of assurance on them. We cannot assure that we will earn net profits. We cannot assure that we will be able to raise capital in this placement of common stock, or that we will have sufficient capital to fund our business operations. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us.

Our independent auditor's report from inception to the fiscal years ended March 31, 2016 and 2015 is qualified as to our ability to continue as a going concern. Due to the uncertainty of our ability to meet our current operating and capital expenses, in our audited annual financial statements as of and for the year ended March 31, 2016 and March 31, 2015, our independent auditors included a note to our financial statements regarding concerns about our ability to continue as a going concern. Recurring losses from operations raise substantial doubt about our ability to continue as a going concern. The presence of the going concern note to our financial statements may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the commercialization of our products and could make it challenging and difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

Controls and Procedures. As of March 31, 2016 and 2015, we carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Exchange Act Rule 13a-15. This evaluation was done under the supervision and with the participation of our management, including our President and Chief Financial Officer. Based on this evaluation of our disclosure controls and procedures (as defined in the Exchange Act Rule 13a-15e), our President and Chief Financial Officer have concluded that as of March 31, 2015 such disclosure controls and procedures were not effective.

We may not be able to successfully compete against companies with substantially greater resources. The Cannabis grow technology industry is intensely competitive and we expect competition to intensify further in the future. Our website will be subject to competition for advertisers. We will be subject to competition from well-established commercial Cannabis grow suppliers and technology providers. We will also be subject to competition from non-cannabis related technology providers that may decide to sell their technology in the cannabis industry with more resources and brand recognition than us. We cannot assure that our products will compete effectively and experience sales. As a potential supplier of other products, we compete with several larger and better-known companies that specialize in supplying and distributing a vast array of commercial products for small to industrial size grow facilities.

We may be required to collect sales and other taxes. New excise taxes may be imposed on the sale and production of Cannabis by federal and state taxing authorities, suppressing sales. New government tax regulations may require that we as the supplier be responsible to collect those excise taxes, increasing our costs and risks. We expect to file quarterly sales tax returns with the States that we collect excise tax however, States may seek to impose sales tax collection obligations on out-of-state companies such as us, and a number of proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of Internet commerce, and could adversely affect our opportunity to derive financial benefit from such activities. Moreover, a successful assertion by one or more states or any foreign country that we should collect sales or other taxes on the exchange of merchandise on our system could have a material adverse effect on our business, results operations, and financial condition. Legislation limiting the ability of the states to impose taxes on Internet-based transactions has been proposed in the U.S. Congress. We cannot assure that this legislation will ultimately be enacted into law or that the final version of this legislation will not contain a limited time period in which such tax moratorium will apply. In the event that the tax moratorium is imposed for a limited time period, there can be no assurance that the legislation will be renewed at the end of such period. Failure to enact or renew this legislation could allow various states to impose taxes on Internet-based commerce and the imposition of such taxes could have a material adverse effect on our business, results of operations, and financial condition.

Our business is subject to various government regulations. We are subject to various federal, state and local laws affecting the possession, consumption, production, supply and sale of Cannabis. The Federal Trade Commission, the Federal Food and Drug Administration, the Federal Drug Enforcement Agency and equivalent state agencies regulate all aspects of Cannabis and the advertising and representations made by businesses in the sale of products, which will apply to us. Cannabis is categorized under federal law as a Schedule 1 drug. Accordingly, the cultivation, production, transport, export, import, distribution, sale, marketing and use of Cannabis is prohibited under federal law. Certain activities that comply with state law, such as medical Cannabis in states where it has been legalized, are treated by the federal government with a non-enforcement policy under the internal guidelines of the "Cole Memorandum" published by the US Department of Justice.

We are also subject to government laws and regulations governing health, safety, working conditions, employee relations, wrongful termination, wages, taxes and other matters applicable to businesses in general. We are not currently subject to direct federal, state or local regulation, or laws or regulations applicable to access to or commerce on the Internet, other than regulations applicable to businesses generally. It is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws was adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. We cannot assure that any state will not attempt to impose additional regulations upon us in the future or that such imposition will not have a material adverse effect on our business, results of operations, and financial condition. Several states have also proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. Changes to existing laws or the passage of new laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace that could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs, or could in some other manner have a material adverse effect on our business, results of operations, and financial condition. In addition, because our services are expected to be accessible worldwide, and we expect to eventually facilitate sales of goods to users worldwide, other jurisdictions may claim that we are required to qualify to do business as a foreign corporation in a particular state or foreign country. We are qualified to do business in one state in the United States, and our failure to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject us to taxes and penalties for the failure to qualify, and could result in our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations, and financial condition.

We cannot assure that we will earn a profit or that our products will be accepted by consumers. Our business is speculative and dependent upon acceptance of our grow technology such as grow.droid and GrowComm and other potential branded and non-branded products by consumers and commercial Cannabis growers. Our operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of our products and the products of other manufacturers from which we supply or distribute commercial goods. We may not be allowed to advertise any of our Cannabis products or such advertising may be severely limited under applicable federal, state and local law. We cannot assure that we will be successful or earn any revenue or profit, or that investors will not lose their entire investment.

We may not have adequate capital to fund our business. We will have limited capital available to us, to the extent that we raise capital from this offering. If our entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations, and business performance would be materially adversely affected. We cannot assure that we will have adequate capital to conduct our business.

We may incur uninsured losses. Although we maintain modest theft, casualty, liability, and property insurance coverage, along with workmen's compensation and related insurance, we cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. In particular, we may incur liability if our manufacturing facility to build our products causes bodily harm to our employees or one of our other products is deemed to have caused a personal injury. Should uninsured losses occur, the holders of our common stock could lose their invested capital.

Like most manufacturers and sellers of commercial goods, and companies that raise capital, we will be subject to potential litigation. As a manufacturer and seller of commercial goods, and a company that raises capital, we will be exposed to the risk of litigation for a variety of reasons, including product liability lawsuits, employee lawsuits, commercial contract disputes, defects in supplies and products, government enforcement actions, shareholder and investor lawsuits, and other legal proceedings. We cannot assure that future litigation in which we may become involved will not have a material adverse effect on our financial condition, operating results, business performance, and business reputation.

We cannot assure that we will have the resources to repay all of our liabilities in the future. We have liabilities and may in the future have other liabilities to affiliated or unaffiliated lenders. These liabilities represent fixed costs, which are required to be paid regardless of the level of business or profitability experienced by us. We cannot assure that we will not incur debt in the future, that we will have sufficient funds to repay our indebtedness or that we will not default on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business. We may utilize purchase order financing from third party lenders when we are supplying or distributing goods, which would increase our costs and the risks that we may incur a default, which would harm our business reputation and financial condition. We cannot assure that we will be able to pay all of our liabilities, or that we will not experience a default on our indebtedness.

We may incur cost overruns in the development, production and distribution of our various products. We may incur substantial cost overruns in the development, production and distribution of our grow technologies and other products. Management is not obligated to contribute capital to us. Unanticipated costs may force us to obtain additional capital or financing from other sources, or may cause us to lose our entire investment in us if we are unable to obtain the additional funds necessary to implement our business plan. We cannot assure that we will be able to obtain sufficient capital to successfully continue to implement our business plan. If a greater investment is required in the business because of cost overruns, the probability of earning a profit or a return of the shareholders' investment in us is diminished.

We may not be able to protect our intellectual property. We have intellectual property rights and trade secrets associated with our business. We are filing patent applications for our grow technologies. There is no assurance that we will be able to protect our intellectual property from infringement or challenge by third parties.

If we are unable to pay for material and services timely, we could be subject to liens. If we fail to pay for materials and services for our business on a timely basis, our assets could be subject to material men's and workmen's liens. We may also be subject to bank liens in the event that we default on loans from banks, if any.

Directors and officers have limited liability. Our bylaws provide that we will indemnify and hold harmless our officers and directors against claims arising from our activities, to the maximum extent permitted by Nevada law. If we were called upon to perform under our indemnification agreement, then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

If we were to lose the services of our key personnel, we may not be able to execute our business strategy. Our success is substantially dependent on the performance of our executive officers and key employees. The loss of any of our officers or directors would have a material adverse impact on us. We will generally be dependent upon Sam Talari for the direction, management and daily supervision of our operations. See "MANAGEMENT."

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively. Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, our future success will depend in large part on our ability to retain key consultants and advisors. We cannot assure that any skilled individuals will agree to become an employee, consultant, or independent contractor of HempTech. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

The consideration being paid to our management was not based on arms length negotiation. The common stock and cash consideration paid or being paid by us to our management have not been determined based on arm's length negotiation. While management believes that the consideration is fair for the work being performed, we cannot assure that the consideration to management reflects the true market value of its services.

Our bylaws may be amended by our board and our articles and bylaws may be amended by a majority vote of our shareholders. Under the Nevada Corporations Law, a corporation's articles of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, and a majority of the outstanding shares of each class entitled to vote as a class, unless the certificate requires the vote of a larger percentage of shares. Our Articles of Incorporation, as amended, do not require the vote of a larger percentage of shares. As permitted under the Nevada Corporations Law, our bylaws give our board of directors the power to adopt, amend, or repeal our bylaws. Our shareholders entitled to vote have concurrent power to adopt, amend, or repeal our bylaws.

Risks Related to the Offering

There is no minimum capitalization required in this offering. We cannot assure that all or a significant number of shares of common stock will be sold in this offering. We will use investors’ subscription funds as soon as received, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. Management has no obligation to purchase shares of common stock. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors in our common stock could lose their investment in us. Furthermore, investors who subscribe for shares in the earlier stages of the offering will assume a greater risk than investors who subscribe for shares later in the offering as subscriptions approach the maximum amount.

We determined the price of the shares arbitrarily. The offering price of the shares of common stock been determined by management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value. We cannot assure that price of the shares is the fair market value of the shares or that investors will earn any profit on them.

Risks Related to Our Common Stock

If we issue additional shares of our stock, shareholders may experience dilution in their ownership of us. We are authorized to issue up to 400,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. We have the right to raise additional capital or incur borrowings from third parties to finance our business. Our board of directors has the authority, without the consent of any of our stockholders, to cause us to issue more shares of our common stock and preferred stock. Consequently, shareholders may experience more dilution in their ownership of us in the future. Our board of directors and majority shareholders have the power to amend our certificate of incorporation in order to effect forward and reverse stock splits, recapitalizations, and similar transactions without the consent of our other shareholders. We may also issue net profits interests in HempTech. The issuance of additional shares of capital stock or net profits interests by us would dilute shareholders' ownership in us.

We cannot assure that we will pay dividends. We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing its capital base and marketing. Prospective investors seeking or needing dividend income or liquidity should therefore not purchase shares of our common stock. We cannot assure that we will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors.

Our principal shareholders own voting control of HempTech. Our current officers, directors, founders and principal shareholders currently own 52,103,058 shares of our common stock or approximately 97.5% of the total issued and outstanding capital stock of the Company. Our principal shareholders will own approximately 75% of the outstanding votes assuming that 10,000,000 shares of common stock issued pursuant to this offering. These shareholders are able to exercise significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all of our shareholders.

We cannot assure that our public trading market for our common stock will continue or be successful. At present, our common stock has a ticker symbol of HTCO, trading on OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD's automated quotation system, or NASDAQ Stock Market. Prices for securities traded solely on the Pink Sheets may be difficult to obtain and holders of common stock may be unable to resell their securities at, near their original price, or at any price. In any event, no shares could be sold under Rule 144 or otherwise until we become a current public reporting company with the Securities and Exchange Commission or otherwise are current in our business, financial and management information reporting, and applicable holding periods have been satisfied.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management's assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Our common stock would be subject to the "Penny Stock" rules of the Securities and Exchange Commission if it were publicly traded and may be difficult to sell. Our shares of common stock are "penny stocks" because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person's account for transactions in penny stocks and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse. Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and
•	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our shares of common stock. The occurrence of these patterns or practices could increase the volatility of our share price.

CAPITALIZATION

The following table sets forth as of March 31, 2016 (i) our capitalization and (ii) our capitalization as adjusted to reflect the sale of 10,000,000 shares at a purchase price of $2.00 per Share in this offering, and the application of the estimated net proceeds from this offering as described under "USE OF PROCEEDS."

	March 31, 2016 (Unaudited)
	Actual (1)	As Adjusted (2)

Long Term Debt:	$940,581	$940,581

Shareholders' Equity:
Common Stock, par value $0.001 per share, 400,000,000 shares authorized, 52,103,058 shares issued (2), 62,103,058 shares issued, as adjusted (3)(1)	$52,103	$62,103

Preferred Stock, par value $0.001 per share, 100,000,000 shares authorized, 0 shares issued or outstanding, 0 shares issued or outstanding, as adjusted	-0-	-0-

Additional Paid in Capital	$60,677	$20,060,677

Retained Earnings (Deficit)	($398,448)	($398,448)

Total Shareholders' Equity	$(337,771)	$19,662,229

Total Debt and Shareholders' Equity	$872,598	$20,872,598

__________

(1) The capital to be raised from the placement of the shares of common stock is expected to be a potential maximum of $20,000,000. The actual capitalization is adjusted to reflect the assumption that 10,000,000 shares of our common stock are issued for $20,000,000 of capital pursuant to this offering, with $2,000,000 deducted for the estimated offering costs for the placement of the common stock.

(2) ) Includes 39,125,595 shares of common stock owned by Talari Industries LLC, our Chairman, President and Chief Executive Officer, 6,2000,000 shares owned by John Graham, 6,450,095 shares owned by FutureWorld Corp, and a total of 10,725,260 shares owned by directors, officers and key consultants of the Company.

(3) The total number of shares of our common stock outstanding assumes that the maximum number of shares of common stock sold in this offering.

DILUTION

As of March 31, 2016, the net tangible book value of HempTech was $872,598, or approximately $0.017 per share of common stock on a pro forma basis. See "CAPITALIZATION." Net tangible book value per share consists of stockholders' equity adjusted for the retained earnings (deficit), divided by the total number of shares of common stock outstanding. Without giving effect to any changes in such net tangible book value after March 31, 2016, other than to give effect to the sale of 10,000,000 shares of common stock being offered by us in this Offering Circular, the pro forma net tangible book value at March 31, 2016 would have been $20,872,598 or approximately $0.40 per share. Thus, as of March 31, 2016, the net tangible book value per share of common stock owned by our current stockholders would have increased by approximately $0.384 without any additional investment on their part and the purchasers of the shares will incur an immediate dilution of approximately $1.60 per share from the offering price. "Dilution" means the difference between the private placement price and the net tangible book value per share after giving effect this offering. The following table illustrates the dilution which investors participating in this offering will incur and the benefit to current stockholders as a result of this offering.

Offering Price per Share (1)	$2.00

Net Tangible Book Value per Share before Offering	$0.017

Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby	$0.384

Net Tangible Book Value per Share after Offering	$0.40

Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$1.60

__________

(1) Before deduction of offering expenses.

MANAGEMENT

Executive Officers and Directors of HempTech

The table below sets forth our directors and executive officers of as of the date of this Offering Circular.

Name	Position	Age	Term of Office	Approximate Hours Per Week

Sam Talari	Chairman of the Board, Acting Chief Executive Officer, Acting Chief Financial Officer	54	Inception to Present (1)	40

John Verghese	Director and Chief Operating Officer	56	Inception to Present (1)	40

Terry Gardner	Chief Technology Officer	59	Inception to Present (1)	(2)

_____________

This person serves in this position until the person resigns or is removed or replaced by a duly authorized action of the Board of Directors or the shareholders. This person has been in position with the Company since the Company's inception in March 1, 2014, or since the date indicated, if not since inception.

(2)	This person works part-time for the Company, approximately 10 to 15 hours per week.

Sam Talari – Acting CEO, Chairman & Founder

Sam is the founder and Chairman of the Board of Directors of HempTech Corp. Sam has spent the greater portion of his professional life incubating leading edge technology companies in the private and public sectors. Mr. Talari has been the Chief Executive Officer of FutureWorld Corp. since November 21, 2005. Mr. Talari served as the Acting Chief Executive Officer at Infrax Systems, Inc. since November 21, 2008 and Chief Operating Officer until October 2009 and served as its Interim President. Mr. Talari founded and manages FutureTech since 2001 and Talari Industries since 2008. He serves as a Director at PowerCon Energy Systems, Inc, and Chairman & CEO of Lockwood Technology. Infrax Systems, Lockwood technology and PowerCon Systems are not related to Hemptech Corp. FutureWorld Corp is a shareholder of HempTech Corp. He studied computer science and mathematics at the University of New Hampshire. He holds a Bachelor’s Degree in Computer Science, Engineering and Mathematics from the University of Lowell and he has a Master’s studies in Finance.

John Verghese – Chief Operating Officer

John is Chief Operating Officer of HempTech Corporation. He is a seasoned telecommunication expert with over 24 years of experience in building and operating local and wide area networks. He is experienced in all the functional areas of the telecom industry from planning, engineering and operations to sales and customer support. John began his career in the US, working for Florida Power Corporation soon after receiving his MSEE from Florida Institute of Technology in Melbourne, Florida. When Progress Telecom was spun off from Florida Power Corporation, he was one of the first employees to move with the new company and run the planning group for the subsidiary. He has managed several significant projects while at Florida Power Corporation and was a key contributor to building the fiber optic network from Tallahassee to Tampa, facilitating the launch of Progress Telecom. Over the eight years at Progress Telecom, John was the chief architect for building the broadband network that extended from Miami to New York, covering multiple cities along the route. With the sale of Progress Telecom to Level (3) communications, John joined Tower Cloud, Inc. as VP of Engineering to plan and build fiber and microwave backhaul communication systems for wireless providers. At Infrax systems, John took on the challenge of developing a smart card for electric residential utility meters. He managed the project using in-house engineers, local and overseas teams. He has a thorough understanding of the need for smart utility grids and the connectivity of devices creating Internet of Things.

He is working with the team to develop products and applications in a variety of areas that need secure communication and controls. In addition to the technical areas, he also helps the senior leadership on contracts, mergers and acquisitions and funding activities. As CEO of HempTech Corp. he heads up the development and implementation of a variety of products and services for the Grow Industry. His deep technical and business skills and his ability to hire and work with talented personnel are considered assets by the company. Mr. Verghese was a COO of Infrax Systems from February 2010 until March 2014. He is also the COO of FutureWorld Corp since January 2015, a shareholder of HempTech Corp. Infrax Systems is a developer of Smart Grid related product and services.

Terry N. Gardner - Chief Technology Officer

Terry is Vice President of Engineering and Chief Technology Officer. He is responsible for the company’s engineering and consulting services to the commercial grow industry. Terry comes to HempTech Corp with over 30 years of experience in the utility telecommunications and controls industry. After graduating with a BSEE from the University of South Florida in the early 80’s, Terry embarked on an eighteen-year career with Florida Power Corporation. Here he quickly moved through the engineering levels in telecommunications where he managed large construction projects and pioneered the concept of a utility subsidiary to market telecommunications facilities through fiber optic cable construction on utility transmission lines. Terry left Florida Power Corporation in the late 90’s to work with Tampa Electric. Here he became a subject matter expert in distributive control systems and the Smart Grid. Terry’s most recent work has involved automated control, sensors and security for industrial sites and the indoor agriculture grow industry. His background in building automation, controls systems and sensors, along with his interests in advanced aquarium and hydroponics systems give him a unique background to provide engineered solutions for industrial indoor grow facilities. Mr. Gardner worked for TICO electric from 1998 until 2012. TICO is the electricity provider for the Florida Tampa bay area.

Kevin Defant – Sr. Product Development Engineer

Kevin has a degree in Physics from the University of Alabama. He has 7 years of engineering experience and He has worked with the leading building automation technologies and brings that experience to the company. Kevin started his career working for Pro-Tech Monitoring doing testing for GPS tracking technology used for the DOC. He moved on, to own his own engineering consulting firm called Fidelity Engineering Corp. Kevin has worked in numerous engineering disciplines from software to chemical engineering. He has experience with an array of sensor technologies and has designed and built sensors and control systems. Kevin is the perfect person to help bring trusted building automations techniques and technologies to the grow industry. Using his unique skillsets Kevin can do systems integration to help HempTech Corp integrate their smart grow systems into existing grow environments. Mr. Defant was the VP of Engineering for Infrax Systems from 2011 until 2014. Infrax Systems is a developer of Smart Grid related product and services.

Significant Employees

The table below lists our other significant employees as of the date of this Offering Circular, all of whom are full-time and who are paid an annualized salaries by HempTech.

Name	Position	Age	Term of Office	Approximate Hours Per Week

Kevin Defant	Director of Digital Media	32	March 1, 2014 to Present	40 hours/week

Russell Randal	Director of Engineering	34	May 15, 2016 to Present	30 hours/week

Alan Mathon (2)	Scientific Advisor	21	February 1, 2015to Present	10 hours/week

Shawna Canady	Executive Assistant	29	May 09, 2016 to Present	40 hours/week

(1)	This person serves in a similar position with FutureWorld Corp., where she has worked for the past one (1) year in addition to working with HempTech. (2) This person serves in a similar position with CB Scientific, Inc., where he has worked for the past two (2) year in addition to working with HempTech.

Executive Compensation

Since its inception in March 2014, HempTech paid the following annualized salaries to its executive officers:

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)

Sam Talari	President and Chief Executive Officer	$180,000	$0	$180,000

John Verghese	Chief Operating Officer	$30,000	$0	$30,000

Terry Gardner	Chief Technology Officer	$0	$0	$0

Karin Rohret	VP of Human Resources and Corporate Secretary	$0	$0	$0

We may commence paying salaries and providing other employment benefits to our executive officers in the near future in amounts to be determined by our board of directors, when the Company has sufficient funds. Our directors and executive officers are also reimbursed for their business expenses. We expect to pay employee compensation in the form of salary, bonus and benefits to other executive officers who may be hired during the fiscal year ending March 31, 2017, in amounts to be determined. We do not expect to hire any new executive officers during the current fiscal year. The employment compensation for certain executive officers may include automobile and housing allowances.

Employment Agreements

We have entered into employment agreements with our CEO, COO, CTO and VP of Human Resources and three other employees to date. We may enter into other employment agreements in the future. A stock incentive program for our directors, executive officers, employees and key consultants will be established in the future. See "MANAGEMENT – Stock Incentive Plan."

Stock Incentive Plan

In the future, we will establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our executive officers, directors, employees and key consultants. We expect to authorize approximately 10% of our issued and outstanding common stock for future issuance under a 2016 Stock Incentive Plan for Directors, Executive Officers, Employees and Key Consultants, which is expected to be adopted by our board of directors in the near future. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives from the commercial products or agricultural industries to manage our and facilitate our growth.

Board of Directors

Our board of directors currently consists of two directors. None of our directors is "independent" as defined in Rule 4200 of FINRA's listing standards. We may appoint independent directors to our board of directors in the future, to serve on our planned committees.

Committees of the Board of Directors

We plan to establish an audit committee, compensation committee and a nominating and governance committee. Until such committees are established, matters otherwise addressed by such committees will be acted upon by independent directors, who will advise the whole board of directors in the course of seeking authorization for any proposed resolutions, or for general reports and recommendations. The following is a brief description of our contemplated committees.

Audit Committee. We plan to establish an audit committee consisting of members considered to be independent as defined in Rule 4200 of FINRA's listing standards and who meet the applicable FINRA listing standards for designation as an "Audit Committee Financial Expert." Currently management does not believe that it has an independent director who qualifies as a financial expert to form the planned audit committee. Our board of directors also plans to adopt a written charter of the audit committee. The functions of the audit committee will include:

•	meeting with management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;
•	engaging and pre-approving audit and non-audit services to be rendered by our independent auditors;
•	recommending to the board of directors the engagement of our independent auditors and oversight of the work of the independent auditors;
•	reviewing our financial statements and periodic reports and discussing the statements and reports with management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters; and
•	administering and discussing with management and our independent auditors our code of ethics.

Compensation Committee. We plan to establish a compensation committee. The functions of the compensation committee will include:

•	reviewing and, as it deems appropriate, recommending to the board of directors, policies, practices and procedures relating to the compensation of our directors and executive officers and the establishment and administration of certain employee benefit plans;
•	exercising authority under certain employee benefit plans; and
•	reviewing and approving executive officer and director indemnification and insurance matters.

Corporate Governance and Nominating Committee. We plan to establish a corporate governance and nominating committee. The functions of the corporate governance and nominating committee will include:

•	developing and recommending to the board of directors our corporate governance guidelines;
•	overseeing the evaluation of the board of directors;

•	identifying qualified candidates to become members of the board of directors;
•	selecting nominees for election of directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected); and
•	selecting candidates to fill vacancies on the board of directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members. Upon completion of this offering, we plan to pay our non-employee directors $200.00 per board meeting attended in person or telephonically. In addition, we plan to compensate members of certain of our board committees as follows: (i) each independent member of the compensation committee will receive $100.00 per meeting and (ii) each independent member of the compensation and governance committee will receive $100.00 per meeting.

Limitation of Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

Our bylaws provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification.

We intend to enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, will provide that we will indemnify our directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person's services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Amendment of Certificate of Incorporation and Bylaws

Under the Nevada law, a corporation's certificate of incorporation can be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, and a majority of the outstanding stock of each class entitled to vote as a class, unless the certificate requires the vote of a larger portion of the stock. Our Certificate of Incorporation, as amended, does not require a larger percentage affirmative vote. As is permitted by Nevada law, our bylaws give our board of directors the power to adopt, amend or repeal our bylaws. Our shareholders entitled to vote have concurrent power to adopt, amend or repeal our bylaws.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2016 and as adjusted to reflect the sale of shares of our common stock offered by this Offering Circular, by:

•	each of our directors and the named executive officers;
•	all of our directors and executive officers as a group; and
•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person's spouse. Percentage of beneficial ownership before the offering is based on 52,103,058 shares of common stock outstanding as of March 31, 2016. Unless otherwise noted below, the address of each person listed on the table is c/o HempTech Corp., 10901 Roosevelt Blvd, bldg. C, Suite 1000 Saint Petersburg, FL 33716.

	Shares Beneficially Owned Prior to Offering		Shares Beneficially Owned After Offering (1)
Name and Position of Beneficial Owner	Number	Percent	Number	Percent

Sam Talari, Chairman, President and Chief Executive Officer (2)	39,514,787	75.8%	39,514,787	64%

John Verghese, Chief Operating Officer and Director	0	0%	0	0%

FutureWorld Corp. (2)	6,250,095	12%	6,250,095	10%

John F. Graham, SR	1,781,761	3.4%	1,781,761	2.8%

Terry Gardner	0	0%	0	0%

All directors and executive officers as a group (three persons)	45,764,882	91.2%	45,764,882	76.8%

______________

*Indicates beneficial ownership of less than 1%.

(1) Assumes 10,000,000 shares of our common stock issued pursuant to this offering.

(2) The stocks owned indirectly through Talari Industries LLC. Mr. Talari is the sole director of Talari Industries LLC. Mr. Talari is the CEO of FutureWorld Corp.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

We currently sublease approximately 12,500 square feet of office space at 10901 Roosevelt Blvd, bldg. C, Suite 1000, Saint Petersburg, FL 33716, at $2,000 per month on a three-year lease from our affiliate, FutureWorld Corp. FutureWorld is an investor of the company and former parent company.

On March 30, 2016, HempTech Corp completed a purchase agreement with Infrax Systems to buy certain assets of the company, which are as follows:

Asset*	Purchase Price
Computer Equipment	$41,153.50
Computer Software	$2,750.00
Furniture & Fixtures	$26,500.00
Telephone Equipment	$2,172.00
Propriety Software	$180,020.00
Trimax Intellectual property	$500,000.00
Total	$752,595.50

*This transaction is considered to be a Related Party Transaction since our CEO, Sam Talari, is a director and a majority holder of Infrax Systems.

The Accounts receivable of $50,100 on the balance sheet is a Related party receivable from FutureLand Corp. Our CEO, Sam Talari, is a director and majority shareholder of FutureLand Corp. This receivable represents all of the revenues recorded in the year ended 3-31-16.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.001 per share, of which approximately 52,103,058 shares are issued and outstanding as of March 31, 2016. Our authorized capital stock also includes 100,000,000 shares of Preferred Stock, par value $0.001, of which 273,666 shares of Preferred Series A1 is issued or outstanding. See "CAPITALIZATION." Under Nevada law and generally under state corporation laws, the holders of our common and preferred stock will have limited liability pursuant to which their liability is limited to the amount of their investment in us.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue 100,000,000 shares of Preferred Stock, par value $0.001 per share, having such rights, preferences and privileges, and issued in such series, as are determined by our Board of Directors. We currently have 273,666 shares of Preferred Stock Series A1 outstanding.

Preferred Stock Series A1 has the same voting rights as common stock, which is one vote per share on all matters submitted to a vote of the stockholders, including the election of directors.

Our board of directors has the authority to issue shares of preferred stock, and it is further authorized to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1. The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2. The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3. Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4. Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5. Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6. Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8. Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Options and Warrants

As per our agreement with StartEngine, we may offer certain warrants as described below;

1-	five year warrants to purchase the Company's common stock exercisable at $2.00 per share on a cash or cashless basis, equal to the product of 50 multiplied by the number of investors in this offering, with that number then divided by 0.3 (30%) of $2.00, the offering price, or 0.60 . To illustrate, assuming we have 3,000 investors, the formula would be:

Number of warrants = (50 x 3,000) = 150,000 / 0.3 x 2.00 = 250,000 warrants. The warrants have standard adjustment provisions for stock splits, stock dividends, recapitalizations and similar transactions. Either party may terminate the agreement at any time upon 15 business days prior written notice to the other party, provided, that the Company is not permitted to re-post on a website that competes with Start Engine for a period of 30 days after termination if the Company terminates this offering early without cause and Start Engine is not then in breach of this agreement.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Securus Law Group, PA, our independent legal counsel, has provided an opinion on the validity of our common stock.

Turner, Stone & Company, have audited our financial statements included in this Offering Circular and Offering Statement to the extent and for the periods set forth in their audit report. Turner, Stone & Company has presented their report with respect to our audited financial statements. The report of Turner, Stone & Company is included in reliance upon their authority as experts in accounting and auditing.

ERISA CONSIDERATIONS

General Fiduciary Obligations. Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, "ERISA Plans"), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"). An investment in shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary's independent control over the assets in his account is adequate to relieve the ERISA Plan's fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Limited Transactions. Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Special Fiduciary Considerations. Regulations issued on November 13, 1986, by the Department of Labor (the "Final Plan Assets Regulations") provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as "plan assets"). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding "plan assets." Management anticipates that we would clearly be characterized as an "operating company" for the purposes of the regulations, and that it would therefore not be deemed to be holding "plan assets."

Classification of our assets of as "plan assets" could adversely affect both the plan fiduciary and management. The term "fiduciary" is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a "fiduciary" of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as "plan assets," certain transactions that we might enter into in the ordinary course of our business might constitute "prohibited transactions" under ERISA and the Code.

Reporting of Fair Market Value. Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their "current value" as of the close of the plan's fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, "current value" means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

Tax Aspects. The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, "Qualified Plan") and by an individual retirement account ("IRA") is generally exempt from taxation. However, if a Qualified Plan or IRA earns "unrelated business taxable income" ("UBTI"), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

TERMS OF THE OFFERING

Securities Offered

We are offering shares of common stock for a purchase price of $2.00 per Share with a minimum purchase requirement of 1000 shares ($2,000). The maximum offering is $ 20,000,000. We will have the unrestricted right to reject tendered subscriptions for any reason and to accept less than the minimum investment from a limited number of subscribers. In the event the shares available for sale are oversubscribed, they will be sold to those investors subscribing first, provided they satisfy the applicable investor suitability standards. See "INVESTOR SUITABILITY STANDARDS."

The purchase price for the shares will be payable in full upon subscription. Subscription funds which are accepted will be deposited into our escrow account maintained by FundAmerica Securities, LLC. We have no required minimum offering amount for this offering and therefore we may instruct FundAmerica Securities, LLC to release funds held in escrow to our opera ting account at any time.

Subscription Period

The offering of shares will terminate on June 30, 2017, unless we extend the offering for up to an additional 180 days, or terminate the offering sooner in our sole discretion regardless of the amount of capital raised (the "Sales Termination Date"). The Sales Termination Date may occur prior to June 30, 2017 if subscriptions for the maximum number of shares have been received and accepted by us before such date. Subscriptions for shares must be received and accepted by us on or before such date to qualify the subscriber for participation in HempTech.

Subscription Procedures

Completed and signed subscription documents and subscription checks should be sent to HempTech Corp. at the following address: 10901 Roosevelt Blvd, bldg. C, Suite 1000, Saint Petersburg, FL 33716 Attention: Sam Talari, President. Subscription checks should be made payable to us. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber.

Investor Suitability Standards

Shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. See the Purchaser Qualification Questionnaire in the Subscription Documents in Exhibit A to this Offering Circular. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in us. Transferees of shares will be required to meet the above suitability standards.

Interim Investments

Company funds not needed on an immediate basis to fund our operations may be invested in government securities, money market accounts, deposits or certificates of deposit in commercial banks or savings and loan associations, bank repurchase agreements, funds backed by government securities, short-term commercial paper, or in other similar interim investments.

Transfer Agent and Registrar

FundAmerica Stock Transfer, LLC, 2300 West Sahara Avenue, Suite 803, Las Vegas, Nevada 89102 is the transfer agent and registrant for the shares.

PLAN OF DISTRIBUTION

The shares are being offered by us on a best-efforts basis by our officers, directors and employees, relying upon Rule 3a4-1 under the Securities Exchange Act of 1934, with the assistance of independent consultants, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority ("FINRA") and finders. We may pay selling commissions to participating broker-dealers who are members of FINRA for shares sold by them, equal to a percentage of the purchase price of the shares.We may pay finders fees to persons who refer investors to us.We may also pay consulting fees to consultants who assist us with the offering, based on invoices submitted by them for advisory services rendered. Consulting compensation, finders fees and brokerage commissions may be paid in cash , common stock or warrants to purchase our common stock . We may also issue shares and grant stock options or warrants to purchase our common stock to broker-dealers for sales of shares attributable to them, and to finders and consultants, and reimburse them for due diligence and marketing costs on an accountable or nonaccountable basis. We have not entered into selling agreements with any broker-dealers to date , although we plan to engage FundAmerica Securities, LLC, a FINRA registered broker-dealer firm, for offering administrative and escrow services . Participating broker-dealers, if any, and others may be indemnified by us with respect to this offering and the disclosures made in this Offering Circular.

Proposed Administrative Agreement

We plan to engage FundAmerica Securities, LLC, a broker-dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority (FINRA), to perform the following administrative functions in connection with this offering in addition to acting as the escrow agent:

•	advise us as to permitted investment limits for investors pursuant to Regulation A+, Tier 2:

•	communicate with us and/or our agents, if needed, to gather additional information or clarification from investors:

•	serve as a registered agent where required for state blue sky requirements, but in no circumstance will FundAmerica Securities, LLC solicit a securities transaction, recommend our securities, or provide in vest ment advice to any prospective investor: and

•	transmit the subscription information data to FundAmerica Securities Transfer LLC, our transfer agent and an affiliate of FundAmerica Securities, LLC.

As compensation for the services listed above, we have agreed to pay FundAmerica Securities $2.00 per domestic investor and $60.00 per international investor for each anti-money laundering verification and a facilitation fee equal to 1.0% of the gross proceeds from the sale of the shares offered by this Offering Circular. If we elect to terminate the offering prior to its completion, we have agreed to reimburse FundAmerica Securities for its out-of-pocket expenses incurred in connection with the services provided under the proposed engagement (including costs of counsel and related expenses) up to an aggregate maximum of $10,000. In addition, we will pay FundAmerica Securities $500 for escrow account set up, $25 per month for so long as the offering is being conducted, and up to $15.00 per investor for processing incoming funds. We may also pay FundAmerica Securities a technology service fee for the technology services provided by its affiliate, FundAmerica Technologies, LLC, of up to $3.00 for each subscription agreement executed via electronic signature, up to $5.50 for each ACH payment, up to $10.00 for each check processed, up to $15.00 per wire transfer and up to $45.00 for each bad actor check (per entity, including issuer and each associated person). Based on the minimum subscription amount of $2,000 (or 1,000 shares) per investor, we estimate the maximum fee that may be due to FundAmerica Securities, LLC for the aforementioned internal fees to be $893,580 if we achieve the maximum offering proceeds.

FundAmerica Securities Transfer LLC, an affiliate of FundAmerica Securities, may serve as transfer agent to maintain stockholder information on a book-entry basis. There are no set up costs for this service, and fees for this service will be limited to secondary market activity. FundAmerica Securities, LLC is not participating as an underwriter and under no circumstance will it solicit any investment in the Company, recommend the Company's securities or provide investment advice to any prospective investor , or make securities recommendations to investors, nor is FundAmerica Securities, LLC distributing any securities offering prospectuses or making any oral representations concerning the securities offering prospectus or the securities offering. Rather, FundAmerica Securities, LLC involvement in the offering is limited to acting as an accommodating broker-dealer. Based upon FundAmerica, LLC's limited role in this offering, it has not and will not conduct extensive due diligence of this securities offering and no investor should rely on FundAmerica Securities, LLC involvement in this offering as any basis for a belief that it has done extensive due diligence. FundAmerica Securities, LLC does not expressly or impliedly affirm the completeness or accuracy of the Offering Circular presented to investors by the issuer in this offering. All inquiries regarding this offering should be made directly to the Company.

The Posting Agreement

The Company has entered into a Posting Agreement with StartEngine Crowdfunding, Inc. ("StartEngine"), a portal website that hosts public securities offerings, primarily those that are exempt from registration under Regulation A+ promulgated under Section 3(b) of the Securities Act of 1933, as amended. In consideration for hosting the public offering covered by this Offering Circular, including posting our Offering Circular, Subscription Documents and related materials on StartEngine.com, and integrating FundAmerica, LLC, a registered member of FINRA, to administer the review and processing of subscriptions by investors, and to provide escrow and transfer agent services for the Company and this offering, StartEngine will receive the following compensation from the Company, payable from the escrow account as subscription funds are deposited and accepted by FundAmerica and the Company.

1.	A cash payment of $50 per investor who is accepted as a shareholder of the Company;

2.	A number of five year warrants to purchase the Company's common stock exercisable at $2.00 per Share on a cash or cashless basis, equal to the product of 50 multiplied by the number of investors in this offering, with that number then divided by 0.3 (30%) of $2.00, the offering price, or 0.60 . To illustrate, assuming we have 3,000 investors, the formula would be:

Number of warrants = (50 x 3,000) = 150,000 / 0.3 x 2.00 = 250,000 warrants. The warrants have standard adjustment provisions for stock splits, stock dividends, recapitalizations and similar transactions. Either party may terminate the agreement at any time upon 15 business days prior written notice to the other party, provided, that the Company is not permitted to re-post on a website that competes with Start Engine for a period of 30 days after termination if the Company terminates this offering early without cause and Start Engine is not then in breach of this agreement.

REPORTS TO SHAREHOLDERS

For tax and accounting purposes, our fiscal year will end on March 31 of each year and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at our address. We will furnish each shareholder, within 120 days after the end of each fiscal year, our audited financial statements in an Annual Report on Form 1-K filed with the Securities Exchange Commission, and within 90 days after the 30th of September of each fiscal year, our unaudited financial statements in a Semi-Annual Report on Form 1-S, also filed with the Securities Exchange Commission.

ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. Such documents are available for inspection during regular business hours at our office by appointment, and upon written request, copies of documents not annexed to this Offering Circular will be provided to prospective investors. Each prospective investor is invited to ask questions of, and receive answers from, our representatives. Each prospective investor is invited to obtain such information concerning us and this offering, to the extent we possess the same or can acquire it without unreasonable effort or expense, as such prospective investor deems necessary to verify the accuracy of the information referred to into his Offering Circular. Arrangements to ask such questions or obtain such information should be made by contacting Sam Talari at our executive offices. The telephone number is (727) 474-1810. We reserve the right, however, in its sole discretion, to condition access to information that management deems proprietary in nature, on the execution by each prospective investor of appropriate confidentiality agreements prior to having access to such information.

The offering of the common stock is made solely by this Offering Circular and the exhibits hereto. The prospective investors have a right to inquire about and request and receive any additional information they may deem appropriate or necessary to further evaluate this offering and to make an investment decision. Our representatives may prepare written responses to such inquiries or requests if the information requested is available. The use of any documents other than those prepared and expressly authorized by us in connection with this offering is not permitted, and should not be relied upon by any prospective investor.

ONLY INFORMATION OR REPRESENTATIONS CONTAINED HEREIN MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR. THE INFORMATION PRESENTED IS AS OF THE DATE ON THE COVER HEREOF UNLESS ANOTHER DATE IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION PRESENTED SUBSEQUENT TO SUCH DATES(S).

FINANCIAL STATEMENTS

The consolidated balance sheets of the Company as of March 31, 2016 and 2015 and the consolidated Statements of Operations, Cash Flow and changes in Stockholder’ Equity (deficit) for the year ended March 31, 2015 to March 31, 2016 on the following pages have been prepared by management and have been audited by our independent registered public accounting firm Turner, Stone & Company, L.L.P.

HEMPTECH CORP.
 FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS’ REPORT
for the Years Ended March 31, 2016 and 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

HempTech Corp.

We have audited the accompanying consolidated balance sheets of HempTech Corp. (the “Company”), as of March 31, 2016 and 2015 and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows (the financial statements) for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HempTech Corp. as of March 31, 2016 and 2015 and the results of its consolidated operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company requires a substantial amount of additional financing in order to operate and grow its business, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Turner, Stone & Company, L.L.P.

Certified Public Accountants

Dallas, Texas

August 2, 2016

HEMPTECH CORP.
Consolidated Balance Sheets
For the Years Ended March 31, 2016 and 2015

	As of March 31,
	2016	2015
Current Assets
Cash in Banks	$239	$0
Accounts Receivable from Related Party (Note 7)	50,100	0
Prepaid expenses	0	0
Total Current Assets	50,339	0

Property and Equipment
Office Furniture and Equipment (Net)	141,974	554
Total Property and Equipment, Net of Depreciation	141,974	554

Other Assets
Intangible Assets (Note 4)	680,285	275
Provisional Goodwill	0	0
Total Other Assets	680,285	275
Total Assets	$872,598	$829

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts Payable	$16,232	$2,428
Accrued Salaries	253,417	15,250
Notes Payable	139	139
Amortization-Notes Payable	0	0
Total Current Liabilities	269,788	17,817

Long Term Liabilities
Notes Payable due to Related Party (Note 7)	752,596	0
Security Deposits	0	0
Related Party Loans	187,985	5,415
Total Long Term Liabilities	940,581	5,415

Total Liabilities	1,210,369	23,232

Stockholders' Equity (Deficit)
Preferred stock, $.001 par value, 100,000,000 shares authorized, 0 and 0 shares issued and outstanding	0	0
Common stock, $.001 par value, 400,000,000 shares authorized, 52,103,058 and 111,274 shares issued and outstanding	52,103	111
Additional Paid-in Capital	60,677	664
Accumulated Deficit	(398,448)	(23,178)
Total Stockholders' Equity (Deficit)	(337,771)	(21,739)

Total Liabilities & Stockholders' Equity (Deficit)	$872,598	$1,493

The accompanying notes are an integral part of this financial statement.

HEMPTECH CORP.
 Consolidated Statements of Operations
For the Years Ended March 31, 2016 and 2015

	For the Years Ended March 31,
	2016	2015
Operating Revenues
Income from Product Sales	$0	$0
Consulting Income from Related Party (Note 7)	50,100	0
Cost of Goods Sold	0	0
Total Operating Revenue	50,100	0

Operating Expenses
Salaries and Benefits	352,667	15,250
Professional Fees	15,531	1,100
Other Administrative Expenses	57,172	6,828
Total Operating Expenses	425,370	23,178

Loss from Operations	(375,270)	(23,178)

Other Income and (Expenses)
Amortization Expenses	0	0
Interest expense		0
Total Other Income & Expense	0	0

Net Loss For the Year	$(375,270)	$(23,178)

Average Number of Shares Outstanding	4,665,934	95,494
Basic

Net Loss Per Common Share
Basic	$(0.08)	$(0.24)

The accompanying notes are an integral part of this financial statement.

HEMPTECH CORP.
Consolidated Statement of Changes in Stockholders Equity (Deficit)
For the Years Ended March 31, 2016 and 2015

			Additional			Stockholders’
	Common Stock		Paid-in		Accumulated	Equity
	Shares	Amount	Capital		(Deficit)	(Deficit)
Common Stock
Balance March 31, 2014	255,094,082	$255,094	$(255,094)	$		$0
Effect of 1 for 5,000 reverse
split on March 31, 2016	(255,043,063)	(255,043)	255,043			0

As restated March 31, 2014	51,019	51	51			0

Effect of capital transactions (BLDW)
Shares issued for Debt Conversion	57,891	58	58			58
Shares issued for Cash	1,364	1	1			1
Shares issued for Services	1,000	1	1			1
Effect of capital transactions (HTCO)
Shares issued for Cash			775			775
Net Loss March 31, 2015					(23,178)	(23,178)

Equity Balance at March 31, 2015	111,274	$111	$835		$(23,178)	$(22,343)

Effect of capital transactions (BLDW)
Shares issued for Debt Conversion	108,500	109	109			109
Shares issued for Services	120,000	120	120			120
Effect of reverse acquisition
Shares issued to HempTech Corp	45,575,690	45,576	45,576			45,576
Shares issued to Graham	6,187,594	6,187	6,187			6,187
Effect of reverse acquisition
assumed liabilities			7,850			7,850
Net Loss March 31, 2016					(375,270)	(375,270)

Equity Balance at March 31, 2016	52,103,058	$52,103	$60,677		$(398,448)	$(337,771)

The accompanying notes are an integral part of this financial statement

HEMPTECH CORP.
 Consolidated Statements of Cash Flow
For the Years Ended March 31, 2016 and 2015

	For the Years Ended March 31,
	2016	2015
Cash Flows From Operating Activities
Net Loss	$(375,270)	$(23,178)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Depreciation & amortization	183	13

Changes in working capital components:
Accounts Receivable	(50,100)	0
Inventory Purchases	0	(567)
Accounts payable	13,803	2,428
Accrued salaries	238,167	15,250
Current liabilities (due to Sam Talari)	62,455	139
Net Cash Used by Operations	$(110,762)	$(5,915)

Cash Flows from Investing Activities
Increase in tangible properties	(73,851)	(275)
Net Cash used by Investing Activities	(73,851)	(275)

Cash Flows from Financing Activities
Deposit held	0	0
Proceeds from Issuance of Notes Payable	0	775
Related Party Loans	177,146	5,415
Net Cash Provided by Financing Activities	177,146	6,190

Net Increase (Decrease) in Cash	239
Cash Balance, Beginning of the Year	0	0
Cash Balance, Beginning of the Year	0	0
Interest paid for the year end	0	0
Income taxes paid for the year end	0	0
Supplemental Schedule of Non-Cash Investing and Financing Activities:	0	0
Conversion of debt into common stock	0	0

The accompanying notes are an integral part of this financial statement.

Non-cash investing and financing activities (Note 6)	Amount
Purchase of Trimax IP, Proprietary Software and Computer & Furniture from Infrax Systems	$752,596

HEMPTECH CORP.
Notes to Consolidated Financial Statement
For the Years Ended March 31, 2016 and 2015

NOTE 1 - Basis of Presentation, Business and Summary of Significant Accounting Policies

(a) Basis of Presentation

Our financial statements may not be comparable to companies that comply with public company effective dates.  Due to our election not to opt out of the extended transition period that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  All amounts referenced in these Financial Statements and this Report are in US Dollars unless otherwise stated.

(b) Nature of the Business, and History of the Company and its Subsidiaries

The nature of the business and the history of the Company and its subsidiaries are as follows:

Nature of the Business

HempTech Corp, (formerly known as Building Turbines, Inc.(BLDW)) ("we", "us", the "Company") was incorporated in Nevada on November 17, 1997 under the name Hyperbaric Oxygenation Corp. We changed our name effective January 1, 2011 in connection with our December 1, 2010 acquisition of Building Turbines, Inc which is in the development of wind turbines for office buildings. Prior to the acquisition of Building Turbines, Inc, we were been engaged in the business of Hyperbaric care centers in Canada.

On February 26, 2016, an Exchange Agreement was entered (the "Agreement"), by and among certain shareholders and debt holders of the Company, representing the majority of the outstanding shares of the Company ("the BLDW Holders"), and FutureWorld, Corp. (hereafter referred to as "FWDG"), a Delaware Corporation which is the owner of the partially owned subsidiary, HempTech Corp., (hereafter referred to as "HTC"), a Delaware Corporation. Consideration for the purchase and exchange agreement is as follows (collectively the “Consideration”):

a. A purchase price paid for by the issuance of 62,500,950 shares of Common stock, par value $0.001, on the Closing Date (after recapitalization) to HempTech Corp shareholders. All such common shares shall be received of the BLDW common shares under the requisite restriction of Rule 144 of the Securities Act.

b. In return for those shares of BLDW as designated, the BLDW selling holder, John Graham, shall receive, post-reverse division, an amount of common shares of the Corporation which will be equal to nine and nine tenths percent (9.9%) of the total outstanding common shares of the Corporation (“Exchanged Shares”) after such reverse division occurs and the initial post-reverse issuance occurs. The amount of shares to be initially issued shall for such 9.9% of the total outstanding common shares after the reverse division shall be 6,187,594 common shares.

c. Purchase of Building Turbines, Inc. Assets. By entry into this Agreement, the BLDW Holder shall be responsible for and the new directors will be bound, as appointed by FWDG, to hereby agree that all assets of Building Turbines, Inc. as currently held by Building Turbines, Inc. to include all intellectual property, contractual rights, business plans, architectural works, property rights, and other valuable matters, shall be sold to the BLDW Holder, into a new entity formed at their direction, control and benefit. All such properties and assets shall be sold from Building Turbines, Inc. by a bill of sale, for which the BLDW Holder shall pay for such assets and property by an exchange of $150,000.00 in debt due to them from Building Turbines, Inc. to such BLDW Holder. Such purchase shall be operable with the signing of this Agreement with such effective date, as executed herein, by resolution and agreement this date. All additional debt as due from Building Turbines, Inc. to such BLDW Holder shall be assigned as liabilities to such new private entity as designated by the BLDW Holder.

d. Exchange of Share Interests. Upon the terms and subject to the conditions set forth herein, on the Closing Date (as defined herein), BLDW Holder shall sell, convey, transfer, assign, and deliver (“Surrender”) to FWDG or as designated the following BLDW shares, or cause such to occur for this Agreement to be effective.

a. All Preferred Series B Shares, being 70 shares held by John Graham, Sr. shall be delivered and transferred to be held by the party designated by FutureWorld.

b. John Graham, Sr. shall deliver his personal shares of common stock, together with those designated separately to a third party as designated by Purchaser.

e. Exchange Terms. In return for those shares of BLDW as designated in d. above, the BLDW Holder John Graham shall receive, post-reverse division, an amount of common shares of the Corporation which will be equal to nine and nine tenths percent (9.9%) of the total outstanding common shares of the Corporation (“Exchanged Shares”) after such reverse division occurs and the initial post-reverse issuance occurs. The amount of shares to be initially issued shall for such 9.9% of the total outstanding common shares after the reverse division shall be 6,187,594 shares, par value $0.001, at $5 per share, which shall be equal to such 9.9% of the then issued shares common outstanding which shall be 62,500,950. Graham shall designate which portion of such Exchange Shares shall be issued for his own benefit and ownership subject to his apportionment of such rights to such shares. The remaining shares shall be distributed or issued under his instruction as set forth under the Non-Dilution Agreement between the parties for such shares.

f. Limitation on Sales. All such shares as issued as the Exchange Shares, to include those issued pursuant to the Non-Dilution Agreement and those shares designated by Graham to be issued to other parties from such initial 9.9%, shall be subject to, as a group to the one percent dribble out rule of Rule 144 for such sale or transfer for a period of two years after the Closing and initial issuance. Such shares shall be so designated through the transfer agent and to any brokerage where such shares shall be held or deposited

Post completion of the transaction, on March 10, 2016, Building Turbines, Inc. changed its name to HempTech Corp with a symbol change of BLDW to HTCO and recapitalized the company by a 1 for 5000 reverse split in which were all effective as of April 28, 2016.

Description of Business

HempTech Corp is a provider of advanced Controlled Environment Agriculture (CEA) with sophisticated automation and analytical tools for the cultivators of legal industrial hemp and cannabis. We design and engineer specialized products using advanced sensors, process control techniques, big data aggregation, analytics and security solutions so cannabis growers can easily and effectively control every aspect of their operation. Through HempTech technologies, virtually every component of the plants' vegetative growth matrix and flower harvest is automated, documented and available in visible format both in real time and historically. This simplifies operations and ensures that the baselines set by the master grower are adhered to by the cultivation staff.

The Intelligent Automation Technology engineered for agricultural operations featuring CognetiX Cultivation Automation & Analytic Software drives improvement in productivity, efficiency, quality and sustainability. This industrial grade advanced Controlled Environment Agriculture (CEA) with analytical technology software, is being made available to small and large size cultivators that are not yet available in the Cannabis market. HempTech's goal is to provide cost effective and efficient cultivation of indoor cannabis through intelligent technologies and process control platforms.

NOTE 2 - Summary of Significant Accounting Policies

Basis of Presentation

The financial statements include the accounts of HEMPTECH CORP and BLDW under the accrual basis of accounting.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant assumptions and estimates relate to the valuation of equity issued for services, valuation of equity associated with convertible debt, the valuation of derivative liabilities, and the valuation of deferred tax assets. Actual results could differ from these estimates.

Fair Value Measurements and Fair Value of Financial Instruments

The Company adopted ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Derivative Liability

We evaluate convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, "Derivatives and Hedging." The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

Deferred Taxes

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes ("ASC 740-10") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.

Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse and are considered immaterial.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

The Company monitors outstanding receivables based on factors surrounding the credit risk of specific customers, historical trends, and other information. The allowance for doubtful accounts is estimated based on an assessment of the Company's ability to collect on customer accounts receivable. There is judgment involved with estimating the allowance for doubtful accounts and if the financial condition of the Company's customers were to deteriorate, resulting in their inability to make the required payments, the Company may be required to record additional allowances or charges against revenues. The Company writes-off accounts receivable against the allowance when it determines a balance is uncollectible and no longer actively pursues its collection. As of March 31, 2016 and 2015, based upon the review of the outstanding accounts receivable, the Company has determined that an allowance for doubtful accounts is not material. The allowance for doubtful accounts is created by forming a credit balance which is deducted from the total receivables balance in the balance sheet.

As of March 31, 2016, the Company had $50,000 trade receivables from an affiliate.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Revenue Recognition

The Company recognizes revenue when services are realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all of the following criteria are met:

(i)	persuasive evidence of an arrangement exists,
(ii)	the services have been rendered and all required milestones achieved,
(iii)	the sales price is fixed or determinable, and
(iv)	Collectability is reasonably assured.

Recent Accounting Pronouncements

Since the year ended March 31, 2016 and through July 20, 2016, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

Convertible Debentures

If the conversion features of conventional convertible debt provides for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature ("BCF"). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 "Debt with Conversion and Other Options." In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and the Company amortizes the discount to interest expense, over the life of the debt.

Stock-Based Compensation

ASC 718, "Compensation-Stock Compensation" requires recognition in the financial statements of the cost of employee services received in exchange for an award of equity instruments over the period the employee is required to perform the services in exchange for the award (presumptively the vesting period). We measure the cost of employee services received in exchange for an award based on the grant-date fair value of the award.

We account for non-employee share-based awards based upon ASC 505-50, "Equity-Based Payments to Non-Employees." ASC 505-50 requires the costs of goods and services received in exchange for an award of equity instruments to be recognized using the fair value of the goods and services or the fair value of the equity award, whichever is more reliably measurable. The fair value of the equity award is determined on the measurement date, which is the earlier of the date that a performance commitment is reached or the date that performance is complete. Generally, our awards do not entail performance commitments. When an award vests over time such that performance occurs over multiple reporting periods, we estimate the fair value of the award as of the end of each reporting period and recognize an appropriate portion of the cost based on the fair value on that date. When the award vests, we adjust the cost previously recognized so that the cost ultimately recognized is equivalent to the fair value on the vesting date, which is presumed to be the date performance is complete.

Fair Value of Financial Instruments

Accounting Standards Codification subtopic 825-10, Financial Instruments ("ASC 825-10") requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The Company follows Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10") and Accounting Standards Codification subtopic 825-10, Financial Instruments ("ASC 825-10"), which permits entities to choose to measure many financial instruments and certain other items at fair value.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a "beneficial conversion feature" ("BCF") and related debt discount.

When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid in capital) and amortized to interest expense over the life of the debt.

Advertising, Marketing and Public Relations

The Company follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred.

Offering Costs

Costs incurred in connection with raising capital by the issuance of common stock are recorded as contra equity and deducted from the capital raised.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our consolidated federal tax return and any state tax returns are not currently under examination.

The Company has adopted FASB ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net Income (loss) Per Common Share

The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share ("ASC 260-10"). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the "treasury stock" and/or "if converted" methods as applicable.

Recent Accounting Pronouncements

ASU 2014-10, "Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements". ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company evaluated and adopted ASU 2014-10 during the year ended December 31, 2015.

In August 2014, the FASB issued ASU No. 2014-15, "Presentation of Financial Statements—Going Concern." The provisions of ASU No. 2014-15 require management to assess an entity's ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management's plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently assessing the impact of this ASU on the Company's consolidated financial statements.

Other accounting standards which were not effective until after December 31, 2015 are not expected to have a material impact on the Company's consolidated financial position or results of operations.

NOTE 3 - Property and Equipment

Property and equipment as of March 31, 2016 and 2015 consists of the following:

	2016	2015

Computer equipment	$91,215	$567
Furniture and fixtures	50,563	0

Accumulated depreciation	196	13
Net	$141,974	$554

NOTE 4 - Intangible Assets

Intangible assets consist of the following:

March 31, 2016
Opticon fiber optic management software	$180,020
TriMax intellectual property	500,000
Total	680,020
Accumulated amortization	0
$680,020

Future amortization of intangible property is expected as follows:

For the year ended March 31:
2017	$170,005
2018	153,000
2019	125,000
2020	$92,801
2021	139,218
$680,020

NOTE 5 - Income Taxes

Income tax benefit resulting from applying statutory rates in jurisdictions in which the Company is taxed (Federal and State of Florida) differs from the income tax provision (benefit) in our financial statements.  The following table reflects the reconciliation for the years ended March 31, 2016 and 2015:

	2016	2015

Federal at federal statutory rate	(34.00)%	(34.00)%
State, net of federal deduction	(3.30)%	(3.30)%
Change in valuation allowance	37.3%	37.3%
Effective tax rate	0.00%	0.00%

There is no current or deferred income tax expense or benefit allocated to continuing operations for the year ended March 31, 2016, or for the period March 01, 2014 (date of inception) through March 31, 2016. As of this filing, the company has filed tax returns for the year end March 31, 2016 and March 31, 2015.

The Company has not recognized an income tax benefit for its operating losses generated through March 31, 2016 based on uncertainties concerning the Company's ability to generate taxable income in future periods. The tax benefit is offset by a valuation allowance established against deferred tax assets arising from operating losses and other temporary differences, the realization of which could not be considered more likely than not.  In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Current year and accumulated deferred tax benefit at the effective Federal income tax rate of 34% is $556,077 (in addition to the pre-acquisition annual limitation carry-forward discussed in the following paragraph), and a valuation allowance has been set up for the full amount because of the unlikelihood that the accumulated deferred tax benefit will be realized in the future.

For income tax purposes the Company has available a net operating loss carry-forward of $ 579,256 from inception to March 31, 2016, which will expire year by year, is available to offset future federal and state taxable income and that expire in various periods through 2035 for federal tax purposes and 2020 for state tax purposes. No benefit has been recorded for the loss carryforwards, and utilization in future years may be limited under Sections 382 and 383 of the Internal Revenue Code if significant ownership changes have occurred or from future tax legislation changes.

NOTE 6 - Lease and Commitments

We currently sublease approximately 12,500 square feet of office space at 10901 Roosevelt Blvd, Bldg. C, Suite 1000, Saint Petersburg, FL 33716, at $2,000 per month on a three-year lease from our affiliate, FutureWorld Corp. The Company does not pay the utilities related to the property currently. We also occupy a 600 square foot office space in Denver Colorado at $100 per month on a month-to-month term.

NOTE 7 - Related Party Transactions

We currently sublease approximately 12,500 square feet of office space at 10901 Roosevelt Blvd, bldg. C, Suite 1000, Saint Petersburg, FL 33716, at $2,000 per month on a three-year lease from our affiliate, FutureWorld Corp. FutureWorld is an investor of the company and former parent company.

On March 30, 2016, HempTech Corp completed a purchase agreement with Infrax Systems to buy certain assets of the company which are as follows;

Asset*	Purchase Price
Computer Equipment	$41,153.50
Computer Software	$2,750.00
Furniture & Fixtures	$26,500.00
Telephone Equipment	$2,172.00
Propriety Software	$180,020.00
Trimax Intellectual property	$500,000.00
Total	$752,595.50

*This transaction is considered to be a Related Party Transaction since our CEO, Sam Talari, is a director and a majority holder of Infrax Systems.

The Accounts receivable of $50,100 on the balance sheet is a Related party receivable from FutureLand Corp. Our CEO, Sam Talari, is a director and majority shareholder of FutureLand Corp. This receivable represents all of the revenues recorded in the year ended 3-31-16.

NOTE 8 - Concentration of Credit Risks

The Company maintains accounts with financial institutions. All cash in checking accounts is non-interest bearing and is fully insured by the Federal Deposit Insurance Corporation (FDIC). At times, cash balances in money market accounts may exceed the maximum coverage provided by the FDIC on insured depositor accounts. The Company believes it mitigates its risk by depositing its cash and cash equivalents with major financial institutions. There were no cash deposits in excess of FDIC insurance at March 31, 2016.

NOTE 9 - Common & Preferred Stock

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person's spouse. Percentage of beneficial ownership before the offering is based on 52,103,058 shares of common stock outstanding as of March 31, 2016. Unless otherwise noted below, the address of each person listed on the table is c/o HempTech Corp., 10901 Roosevelt Blvd, bldg. C, Suite 1000 Saint Petersburg, FL 33716.

	Shares Beneficially Owned
Name and Position of Beneficial Owner	Number	Percent

Sam Talari, Chairman, President and Chief Executive Officer (1)	39,325,595	77.8%

John Verghese, Chief Operating Officer and Director	0	0%

FutureWorld Corp. (1)	6,250,095	12.3%

John F. Graham, SR	1,781,761	3.5%

Terry Gardner	0	0%

All directors and executive officers as a group (three persons)	45,764,882	90%

______________

(1) The stocks owned indirectly through Talari Industries LLC. Mr. Talari is the sole director of Talari Industries LLC. Mr. Talari is the CEO of FutureWorld Corp.

Since April 1, 2016 and June 30, 2016 the Company has sold 273,666 shares of Preferred Series A1, at a price of $.30 per share, under the April 1, 2016 a private placement memorandum. The Company received net proceeds of $82,000.

NOTE 10 - Going Concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. In the years ended March 31, 2016 and 2015, the Company incurred a net loss of $ 375,270 and $ 23,178 and the Company has an accumulated deficit of $398,448 and $23,178. In addition, the Company had negative cash flows from operating activities amounting to $461,027and $ 5,915 as of March 31, 2016 and 2015. Continued losses may adversely affect the liquidity of the Company in the future. In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the years ended March 31, 2016 and 2015 toward (i) obtaining additional equity capital (ii) controlling salaries and general and administrative expenses, (iii) management of accounts payable, (iv) evaluation of its distribution and marketing methods, and (v) increasing marketing and sales. In order to control general and administrative expenses, the Company has established internal financial controls in all areas, specifically in hiring and overhead cost. The Company has also established a hiring policy under which the Company will refrain from hiring additional employees unless approved by the Chief Executive Officer and Chief Financial Officer. Accounts payable are reviewed and approved or challenged on a daily basis. Senior management reviews the annual budget to ascertain and question any variance from plan, on a quarterly basis, and to anticipate and make adjustments as may be feasible. The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Notes 1 and 8 to the financial statements, the entity is a development stage Company with insignificant revenues. The entity has suffered a loss from operations and has negative cash flows from operations that raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 11- Commitments & Contingencies

On or prior to 3/31/2015, the Company had employment agreements, employment offers with certain employees and non-employees of the company and they are as follows;

The table below sets forth our directors and executive officers of as of the date of this Offering Circular.

Name	Position	Age	Term of Office	Approximate Hours Per Week

Sam Talari	Chairman of the Board, Acting Chief Executive Officer, Acting Chief Financial Officer	54	Inception to Present (1)	40

John Verghese	Director and Chief Operating Officer	56	Inception to Present (1)	40

Terry Gardner	Chief Technology Officer	59	Inception to Present (1)	(2)

_____________

(1)	This person serves in this position until the person resigns or is removed or replaced by a duly authorized action of the Board of Directors or the shareholders. This person has been in position with the Company since the Company's inception in March 1, 2014, or since the date indicated, if not since inception.

(2)	This person works part-time for the Company, approximately 10 to 15 hours per week.

  Sam Talari – Acting CEO, Chairman & Founder

Salary: Your base salary shall be $180,000 per year or $15,000 per month. Until such time as the company is fully funded, you will continue to receive $5,000 on a monthly basis. The remaining amount shall be accrued and deferred until such time as the company is fully funded or company’s revenue stream increase to support the payroll of the employees.

John Verghese – Chief Operating Officer

Salary: His base salary shall be $24,000 per year or $2,000 per month starting April 1, 2016.

Share Compensation.

        a. Employee, as part of the core team is entitled to receive a grant of 10% of the Company's issued and outstanding common shares, par value $0.001.

Kevin Defant – Sr. Product Development Engineer

Salary: Your base salary shall be $85,000 per year or $7,083.33 per month. Until the company is fully funded, you will continue to receive $5000 on a monthly basis. The remaining amount shall be accrued and deferred until such time as the company is fully funded or company’s revenue stream increase to support the payroll of the employees.

Share Compensation.

        a. Employee, as part of the core team is entitled to receive a grant of 2.5% of the Company's issued and outstanding common shares, par value $0.001.

Based on employment agreements for Mr. Defant, Mr. Gardner and Mr. Talari, the stock grants and option values were computed using the Black-Scholes Model method and were not material in any period and that no compensation was recorded for them.

ITEM 12- Controls and Procedures.

Applicable.

As of March 31, 2016 we carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Exchange Act Rule 13a-15. This evaluation was done under the supervision and with the participation of our management, including our President and Chief Financial Officer. Based on this evaluation of our disclosure controls and procedures (as defined in the Exchange Act Rule 13a-15e), our President and Chief Financial Officer have concluded that as of March 31, 2015 such disclosure controls and procedures were not effective.

•	We do not have adequate personnel and other resources to assure that significant and complex transactions are timely analyzed and reviewed.
•	We have limited personnel and financial resources available to plan, develop, and implement disclosure and procedure controls and other procedures that are designed to ensure that information required to be disclosed in our periodic reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms.
•	Our limited financial resources restrict our employment adequate personnel needed and desirable to separate the various receiving, recording, reviewing and oversight functions for the exercise effective control over financial reporting.
•	Our limited resources restrict our ability to ensure that information required to be disclosed in our periodic reports filed under the Exchange Act is accumulated and communicated to management to allow timely decisions regarding required disclosure.

Management Report on Internal Controls

Our management is responsible for establishing and maintaining adequate internal control over financial reporting for the company. Internal control over financial reporting is a process to provide reasonable assurance regarding the reliability of our financial reporting for external purposes in accordance with accounting principles generally accepted in the United States of America. Internal control over financial reporting includes maintaining records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets; provide reasonable assurance that transactions are recorded as necessary for preparation of our financial statements; provide reasonable assurance that receipts and expenditures of company assets are made in accordance with management authorization; and provide reasonable assurance that unauthorized acquisition, use or disposition of company assets that could have a material effect on our financial statements would be prevented or detected on a timely basis. Because of its inherent limitations, internal control over financial reporting is not intended to provide absolute assurance that a misstatement of our financial statements would be prevented or detected. Pursuant to Rule 13a-15d of the Exchange Act, management conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control - Integrated Framework (1992) and Internal Control Over Financial Reporting Guidance for Smaller Public Companies (2006), issued by the Committee of Sponsoring Organizations of the Treadway Commission.

Based on this evaluation, management concluded that our internal control over financial reporting was not effective as of March 31, 2016. This report does not include an attestation report of the company's registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by the company's registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the company to provide only management's report in this annual report.

Changes in Controls and Procedures

There were no significant changes made in our internal controls over financial reporting during the year ended March 31, 2016 that have materially affected or are reasonably likely to materially affect these controls. Thus, no corrective actions with regard to significant deficiencies or material weaknesses were necessary.

Limitations on the Effectiveness of Internal Control

Our management, including the President, does not expect that our disclosure controls and procedures or our internal control over financial reporting will necessarily prevent all fraud and material errors. An internal control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations on all internal control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, and/or by management override of the control. The design of any system of internal control is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in circumstances, and/or the degree of compliance with the policies and procedures may deteriorate. Because of the inherent limitations in a cost-effective internal control system, financial reporting misstatements due to error or fraud may occur and not be detected on a timely basis.

ITEM 13- Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The goal of our named executive officer compensation program is the same as our goal for operating the company—to create long-term value for our shareowners. Toward this goal, we have designed and implemented our compensation programs for our named executives to reward them for leadership excellence, to align their interests with those of our shareowners and to encourage them to remain with the company for long and productive careers. Most of our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives. These elements consist of salary, bonus, and equity incentive compensation. In deciding on the type and amount of compensation for each executive, we focus on both current pay and the opportunity for future compensation. We combine the compensation elements for each executive in a manner we believe optimizes the executive's contribution to the company.

Compensation Objectives

Performance .. Our executives who are identified in the Summary Compensation Table (whom we refer to as our named executives) have held different positions and increased levels of responsibility. The amount of compensation for each named executive reflects his management experience, performance and service.  A key element of compensation is equity incentive compensation in the form of our common stock, and participation in our Non statutory Stock Option Plan, although no shares have been granted to date.

We believe that the compensation of our executives should reflect their success in attaining our key objectives. Our key objectives are currently: (i) attracting qualified individuals to enhance our management team, (ii) establishing strategic business relationships, (iii) raising capital, and (iv) develop our marketing plan. The key individual factors for each executive include but are not limited to: (i) the value of their skills and capabilities, (ii) performance of their management responsibilities, (iii) whether that individuals is capable to assuming greater responsibilities, (iv) leadership qualities, (v) tenure and career experience, (vi) current compensation arrangements, (vii) long-term potential to enhance shareholder value, and (viii) contribution as a member to our executive management team.

We allocate compensation between cash compensation and equity based compensation. We provide cash compensation in the form of base salaries to meet competitive salary norms and reward performance on an annual basis, if warranted. Base salary is designed to reward annual achievements and be commensurate with the executive's scope of responsibilities, demonstrated leadership abilities, and management experience and effectiveness. Our other elements of compensation focus on motivating and challenging the executive to achieve superior, longer-term, sustained results. We provide non-cash compensation in the form of equity incentive arrangements to retain and attract key individuals and to reward performance against specific objectives and long-term strategic goals.

  Alignment. We seek to align the interests of the named executives with those of our investors by evaluating executive performance on the basis of key financial measurements which we believe closely correlate to long-term shareowner value. A key element of compensation that align the interests of our executives with shareowners is equity incentive compensation, and providing the executives the ability to convert a portion of their compensation into common shares, both of which increases the executive's stake in the Company.

Implementing Our Objectives

Base Compensation.   Base compensation amounts for our executive officers are set pursuant to written agreements. When setting base salary, the Board reviews a number of factors, including but not limited to executives of similar position, responsibility, experience, qualifications and performance, which allows us to recruit and retain qualified executives.

Stock Option Grants. The Board of Directors has the authority to select individuals who are to receive options under the Plan and to specify the terms and conditions of each option so granted (incentive or nonqualified), the exercise price (which must be at least equal to the fair market value of the common stock on the date of grant with respect to incentive stock options), the vesting provisions and the option term.

SUMMARY COMPENSATION TABLE

Executive Compensation

Since its inception in March 2014, HempTech paid the following annualized salaries to its executive officers:

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)

Sam Talari	President and Chief Executive Officer	$180,000	$0	$180,000

John Verghese	Chief Operating Officer	$30,000	$0	$30,000

Terry Gardner (1)	Chief Technology Officer	$0	$0	$0

Karin Rohret	VP of Human Resources and Corporate Secretary	$0	$0	$0

(1)	Mr. Garner no longer receiving salary post 2016.

We may commence paying salaries and providing other employment benefits to our executive officers in the near future in amounts to be determined by our board of directors, when the Company has sufficient funds. Our directors and executive officers are also reimbursed for their business expenses. We expect to pay employee compensation in the form of salary, bonus and benefits to other executive officers who may be hired during the fiscal year ending March 31, 2017, in amounts to be determined. We do not expect to hire any new executive officers during the current fiscal year. The employment compensation for certain executive officers may include automobile and housing allowances.

COMPENSATION OF DIRECTORS

Directors who are Company employees receive no additional or special remuneration for serving as directors. Presently, we do not provide compensation to outside directors.

OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

There are no family relationships between the directors or executive officers.  All of the actions by the Board of Directors during the year were taken by consent resolutions and written actions in lieu of meetings.

NOTE 14 - Legal Proceeding

As of the date of these financial statements, there are no pending legal proceedings.

NOTE 15 - Subsequent Events

In July 2016, the Company has filed for multiple patents related to grow-droid I, grow.droid II, CognetiX and our smart water and energy applications.

Since April 1, 2016 and June 30, 2016, the Company has sold 273,666 shares of Preferred Series A1, at a price of $.30 per share, under the April 1, 2016 a private placement memorandum discussed in Note 8 above. The Company received proceeds net of $82,000.

F-6

The balance sheet of the Company at September 30, 2015 and the statement of operations for the six-month period ending September 30, 2015 on the following pages have been prepared by management and have not been audited or reviewed by an independent certified public accounting firm.

HEMPTECH CORP.

BALANCE SHEET

SIX MONTHS ENDED SEPTEMBER 30

(UNAUDITED)

APRIL 1, 2015 THROUGH SEPTEMBER 30, 2015

F-7

BALANCE SHEET
SIX MONTHS ENDED SEPTEMBER 30
(UNAUDITED)

APRIL 1, 2015 THROUGH SEPTEMBER 30, 2015

	For the Six months ending September 30,
	2015	2014
Current Assets
Cash in Banks	$0	$0
Accounts Receivable	50,100	0
Prepaid expenses	0	0
Total Current Assets	50,100	0

Property and Equipment
Office Furniture & Equipment (Net)	1,053	0

Total Property and Equipment, Net of Depreciation	1,053	0

Other Assets
Intangible Assets	275	275
Provisional Goodwill	0	0
Total Other Assets	275	275

Total Assets	$51,428	$275

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts Payable	$2,428	$149
Accrued Expenses	135,750	0
Notes Payable	139	(361)
Amortization-Notes Payable
	138,317	(212)

Long Term Liabilities
Notes Payable	0	0
Security Deposits	0	0
Related Party Loans	94,874	160
Total Long Term Liabilities	94,874	160

Total Liabilities	$233,191	$(52)

Stockholders' Equity (Deficit)
Preferred stock, $.001 par	0	0
Common stock, $.001 par	111	0
Additional Paid-in Capital	664	775
Retained Deficit accumulated	(182,538)	(448)

Total Stockholders' Equity (Deficit)	(181,763)	327

Total Liabilities & Stockholders' Equity (Deficit)	$51,428	$275

The accompanying notes are an integral part of this financial statement.

HEMPTECH CORP.

STATEMENTS OF OPERATIONS

SIX MONTHS ENDED SEPTEMBER 30

(UNAUDITED)

APRIL 1, 2015 THROUGH SEPTEMBER 30, 2015

	For the Six Months ended September 30,

	2,015	2,014

Operating Revenues
Income from Product Sales	$0	$0
Consulting Income	50,100	0
Cost of Goods Sold	0	0
Total Operating Revenue	50,100	0

Operating Expenses
Salaries and Benefits	181,500	0
Professional Fees	15,000	0
Other Administrative Expenses	12,960	448
Total Operating Expenses	209,460	448

Loss from Operations	(159,360)	(448)

Other Income and (Expenses)
Amortization Expenses	0	0
Interest expense	0	0
Total Other Income & Expense	0	0

Net Loss For the Period	$(159,360)	$(448)

Average Number of Shares Outstanding
Basic	111,274	111,274

Net Loss Per Common Share
Basic	(1)	(0.00)

The accompanying notes are an integral part of this financial statement.

F-9

HEMPTECH CORP.

STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED SEPTEMBER 30

(UNAUDITED)

APRIL 1, 2015 THROUGH SEPTEMBER 30, 2015

	For the Six Months ended September 30,

	2,015	2,014
Cash Flows From Operating Activities
Net Loss	$(159,360)	$(448)
Adjustments to reconcile net loss from operations
to net cash used in operating activities:
Depreciation & amortization	106	0
Amortization for Debt Discount	0	0
Changes in working capital components:
Accounts Receivable	(50,100)	0
Purchase Equipment	(605)	0
Accounts payable	0	149
Accrued salaries	120,500	0
Miscellaneous current liabilities	39,313	139
Net Cash Used by Operations	(50,146)	(160)

Cash Flows from Investing Activities
Increase in Intangible Properties	0	0
Net Cash used by Investing Activities	0	0

Cash Flows from Financing Activities
Deposit held for issuance of Preferred Stock	0	0
Proceeds from Issuance of Notes Payable	0	0
Related Party Loans	$50,146	$160
Net Cash Provided by Financing Activities	50,146	160

Net Increase (Decrease) in Cash
Cash Balance, Beginning of the Year	0	0

Cash Balance, End of the Year	0	0
Supplemental Disclosures on Interest and Income Taxes Paid
Interest paid for the year end	0	0
Income taxes paid for the year end
Supplemental Schedule of Non-Cash Investing and Financing Activities:	0	0
Conversion of debt into common stock

The accompanying notes are an integral part of this financial statement.

HempTech Corp, a Nevada corporation, is a provider of advanced Controlled Environment Agriculture (CEA) with sophisticated automation and analytical tools for the cultivators of legal industrial hemp and cannabis. We design and engineer specialized products using advanced sensors, process control techniques, big data aggregation, analytics and security solutions so cannabis growers can easily and effectively control every aspect of their operation. Through HempTech technologies, virtually every component of the plants' vegetative growth matrix and flower harvest is automated, documented and available in visible format both in real time and historically. This simplifies operations and ensures that the baselines set by the master grower are adhered to by the cultivation staff.

The Intelligent Automation Technology engineered for agricultural operations featuring CognetiX Cultivation Automation & Analytic Software drives improvement in productivity, efficiency, quality and sustainability. This industrial grade advanced Controlled Environment Agriculture (CEA) with analytical technology software, is being made available to small and large size cultivators that are not yet available in the Cannabis market. HempTech's goal is to provide cost effective and efficient cultivation of indoor cannabis through intelligent technologies and process control platforms.

HempTech provides a broad range of infrastructure products and services primarily to cannabis growers in states which have passed legislation authorizing this activity. Its products and services can be used in virtually all types of indoor agricultural grow industries. The company delivers either by direct sales to growers or by construction and lease to growers. HempTech is not directly involved in any aspect of cannabis production or distribution. The company has completed its development stage and is now a start-up company.

The company owns certain software, proprietary systems, provisional patents, and various copyrights, trademarks and trade secrets. Trademarks are used to distinguish its products in the marketplace. These include SPIDer™, SmartSense™, CannaTrax™, CognetiX ™, and SmartNergy™. The company’s intellectual assets are important and integral to the company’s ability to compete and produce operating profits.

CognetiX™ “A picture is worth a thousand words” and being able to visualize all the various aspects of a cultivation enterprise solves challenges before they become problems. CognetiX ™ is a dashboard controller system that allows the various computer systems to be integrated throughout a cultivator’s infrastructures. Using state-of–the-art API (application programming interface) connecting software packages, CognetiX ™ can allow all computer systems to be monitored with the ease of a smartphone application and the robust hardware of integrated servers or cloud-based apparatuses.

SPIDer- (Secure Perimeter Intrusion Detection Network) is a system to meet the needs of theft and malicious attacks. While the economy is seeing improvement, theft, site destruction, and malicious activity are still happening at an alarming rate and specifically within the legal Cannabis/Hemp industry. Looking forward we can expect no particular change in this phenomenon, due in large part, because of its specific draw. The SPIDer systems consist of 3 levels of detection to identify intruders and threats in areas that are restricted.

The first level utilizes an electronically charged coaxial cable woven into your chain link fencing. Excessive fence movement will set off an alarm through your network notification system that someone is attempting to enter your facility. This is a very cost effective means to secure your site to meet security requirements for your company. The second level consists of a visual intrusion monitoring system. It is a wireless, battery operated, and connected through the cellular network. It provides 24/7 monitoring and notification through the internet and email system. Once an intruder is identified an alarm is sent to the security team with a picture that allows you to identify if this is an authorized or unauthorized person. If it is an unauthorized person you can take the appropriate action.

The network system can quickly be deployed and moved to provide security coverage as needed. The third level is a multi-level detection and verification system that uses both level one and level two to rapidly identify a potential intruder and provide you information for an immediate decision. The combination of the two systems provides the additional barriers for quick action. Sometimes seconds are critical in preventing serious damage or theft at your site. The command center software provides intrusion notification to your network center and to individuals via email. For level two and three you receive a picture that enables you to make a more informed and quicker decision concerning your course of action.

The SPIDer solution addresses the potential threat facing the entire Cannabis/Hemp industry. With this system you are able to arm your security team with information that enables them to be proactive in addressing these costly activities. Compliance with state rules and regulations for the Cannabis/ Hemp industry is going to be essential. Though there are many security companies on the market, few are adapting themselves to the Cannabis industry.

SmartSense- is an advanced sensor and control product designed specifically for the agriculture industry. SmartSense provides advanced sensors and sensor networks for indoor grow facilities using hydroponics grow systems and outdoor soil based agriculture.

SmartNergy- is an advanced energy management and control product designed specifically for the indoor agriculture industry. SmartNergy manages and precisely controls the energy use and HVAC systems of the grow facility to optimize the environment while minimizing energy costs. The software’s predictive functionality also helps optimize energy use challenges proactively. We believe a cultivator’s huge electric bills can be scaled back when the entire grow is looked at as a complete and fully integrated operation.

GROWComm Solutions- is an engineering and professional services product group specifically developed to address the needs of the agriculture and cannabis grow industry. The group provides design, configuration and support to clients for solutions from enhancing an existing grow facility to managing the construction of a complete turn-key project.

The grow.droid - The grow.droid is a plug 'n play production environment with integration of agriculture equipment and the most advanced technologies available in automation and analytic software. The grow.droid platform gives a detailed analysis in real time and historical data views for profiling, operational management and peace of mind. Combining advances in Controlled Environment Agriculture (CEA) with sophisticated automation and analytical technology software for an intelligent platform accessible to all types of growers. Featuring CognetiX Cultivation Automation & Analytic Software that drives improvement in productivity, efficiency, quality and sustainability.

 Results of Operations

The period of March 01, 2014 (date of inception) to March 31, 2015

Revenue. We had no revenue for this period.

Operating Expenses. Operating expenses for the period of March 01, 2014 (date of inception) to March 31, 2015 were $ 23,178 Operating expenses for the period were comprised of organization costs as well as attorney fees, accounting fees, and other administrative expenses associated with setting up our operations.

Net Loss. Net loss for the period of March 01, 2014 (date of inception) to March 31, 2015 was ($ 23,178). This net loss was the result of organization costs, consulting fees, accounting fees, and administrative costs associated with setting up our operations. Currently operating costs exceed revenue because we do not have sales. We cannot assure when or if revenue will exceed operating costs.

The period of April 1, 2015 to September 30, 2015

Revenue. Total revenue for the period of April 1, 2015 to September 30, 2015 was $50,100. We anticipate that in the third quarter of 2016, our earnings will commence from expected sale of grow.droid I and II.

Operating Expenses. Operating expenses for the period of April 1, 2015 to September 30, 2015 were 209,460. Operating expenses for the period were comprised of research and development expenses for cultivation and technology research, marketing costs to promote the Company's new pending website, general and administrative expenses and professional outside service fees incurred in operating the R&D and manufacturing facility.

Net Loss. Net loss for the period of April 1, 2015 to September 30, 2015 was ($159,360). This net loss was the result of 50,100 consulting revenue and $159,360 of operating expenses. Currently operating costs exceed revenue because we do not have consistent sales. We cannot assure when or if revenue will exceed operating costs.

Liquidity and Capital Resources

We had net cash of $0 at April 1, 2015 and $ 0 at September 30, 2015, primarily from loans given by our parent company, FutureWorld Corp. Since inception of March 01, 2014 till March 2016, our capital needs have primarily been met by our parent company, FutureWorld Corp. We will have additional capital requirements during 2016. We do not expect to be able to satisfy our cash requirements through online sales, and therefore we will attempt to raise additional capital through the sale of our common stock. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring operating deficits that are expected to continue for the foreseeable future.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout management's Discussion and Analysis or Plan of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

Revenue includes product sales. The Company recognizes revenue from product sales in accordance with Topic 605 "Revenue Recognition in Financial Statements" which is at the time customers are invoiced at shipping point, provided title and risk of loss has passed to the customer, evidence of an arrangement exists, fees are contractually fixed or determinable, collection is reasonably assured through historical collection results and regular credit evaluations, and there are no uncertainties regarding customer acceptance.

Stock Based Compensation Expense

We expect to account any share-based compensation pursuant to SFAS No. 123 (revised 2004) Share-Based Payment, or SFAS No. 123R. SFAS No. 123R requires measurement of all employee share-based payments awards using a fair-value method. When a grant date for fair value is determined we will use the Black-Scholes-Merton pricing model. The Black-Scholes-Merton valuation calculation requires us to make key assumptions such as future stock price volatility, expected terms, risk-free rates and dividend yield. The weighted-average expected term for stock options granted was calculated using the simplified method in accordance with the provisions of Staff Accounting Bulletin No. 107, Share-Based Payment. The simplified method defines the expected term as the average of the contractual term and the vesting period of the stock option. We will estimate the volatility rates used as inputs to the model based on an analysis of the most similar public companies for which HempTech has data. We will use judgment in selecting these companies, as well as in evaluating the available historical volatility data for these companies.

SFAS No. 123R requires us to develop an estimate of the number of share-based awards which will be forfeited due to employee turnover. Annual changes in the estimated forfeiture rate may have a significant effect on share-based payments expense, as the effect of adjusting the rate for all expense amortization after January 1, 2006 is recognized in the period the forfeiture estimate is changed. If the actual forfeiture rate is higher than the estimated forfeiture rate, then an adjustment is made to increase the estimated forfeiture rate, which will result in a decrease to the expense recognized in the financial statements. If the actual forfeiture rate is lower than the estimated forfeiture rate, then an adjustment is made to decrease the estimated forfeiture rate, which will result in an increase to the expense recognized in the financial statements. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. We have never paid cash dividends, and do not currently intend to pay cash dividends, and thus have assumed a 0% dividend yield.

HempTech will continue to use judgment in evaluating the expected term, volatility and forfeiture rate related to its stock-based awards on a prospective basis, and in incorporating these factors into the model. If our actual experience differs significantly from the assumptions used to compute its stock-based compensation cost, or if different assumptions had been used, we may record too much or too little share-based compensation cost. HempTech recognizes expense using the straight-line attribute.

F-11

PART III – EXHIBITS

Item 16. Index to Exhibits

2.1	Articles of Incorporation

2.2	Bylaws

4.1	Subscription Documents

6.1	Posting Agreement, dated August 02, 2016, by and between HempTech Corp. and StartEngine Crowdfunding, Inc., with Warrant attached.

6.2	Exclusive MVA (Master Vendor Agreement) by and between HempTech Corp. and Tinkerer's Obsession Labs (TOL)

6.3	Broker-Dealer Services Agreement with FundAmerica Securities, LLC

8.1	Escrow Services Agreement with FundAmerica Securities, LLC

9.1	Registered Transfer Agent Agreement

11.1	Consent of Independent Certified Public Accountants Turner, Stone & Company

12	Legal Opinion of Securus Law Group, P.A.

___________

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Petersburg, State of Florida, on September 06, 2016.

(Exact name of issuer as specified in its charter):	HempTech Corp.

/s/ Sam Talari
Sam Talari, Chief Executive Officer (Principal Executive Officer).

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ Sam Talari

(Title):	Sam Talari Acting Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date):	September 06, 2016

/s/ Sam Talari	/s/ John Verghese
Sam Talari, Chairman	John Verghese, Director